UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

OFFERING CIRCULAR

DOYEN ELEMENTS, INC.

20511 Abbey Drive

Frankfort, Illinois 60423

(800) 511-5925

www.doyenelements.com

MAXIMUM OF 7,000,000 SHARES OF COMMON STOCK

OFFERING PRICE: $7 PER SHARE.

SEE “SECURITIES BEING OFFERED” AT PAGE 39

SECURITIES OFFERED	Price Per Share to Public	Total Number of Shares Being Offered	Proceeds to Issuer Before Expenses, Discounts and Commissions*
Common Stock	$7.00	7,000,000	$49,000,000

An Issuer may raise an aggregate of up to $50 million in a 12-month period pursuant to Tier II of Regulation A of the Securities Act.

*    See “Plan of Distribution” for details regarding the compensation payable to placement agents in connection with this offering.

The Company expects that the amount of expenses of the offering that it will pay will be approximately 10% of the gross proceeds of securities sold, not including state filing fees. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) twelve months from the date this Offering Statement is qualified by the Commission, or (3) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The offering is being conducted on a best efforts basis without any minimum target.

THE DATE OF THIS OFFERING CIRCULAR IS JUNE 8, 2017

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NONNATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 5.

THIS OFFERING CIRCULAR FOLLOWS THE S-1 DISCLOSURE FORMAT.

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Submission is declared effective.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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DISCLOSURE REGARDING THE USE OF “FORWARD-LOOKING STATEMENTS

In this Offering Circular, the term “Doyen”, “we”, “us”, “our”, or “the Company” refers to Doyen Elements, Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARDLOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARDLOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARDLOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARDLOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARDLOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARDLOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

Our Company

Doyen Elements, Inc., formerly AdvantaMeds Solutions USA Fund I, Inc. (the “Company”) is a corporation, organized on October 21, 2015 under the laws of the State of Nevada. We have conducted limited business operations since our inception, and have had no revenues to date. Upon the completion of this Offering, we intend to focus our business operations on providing a wide range of ancillary services to the legal medical-use legal cannabis industry, including property leasing and management, equipment leasing, management consulting, incubator services, technology solutions, and logistical support functions, both in the United States and internationally.

Our Planned Acquisitions

In April 2017, we entered into an “Equity Purchase Agreement” with several non-affiliated parties to acquire controlling interests (51% to 100%) of sixteen operating companies currently engaged in providing a wide variety of services to the legal medical-use and adult-use legal cannabis industry. These acquisitions are scheduled to be completed on or before February 1, 2018, utilizing a substantial portion of the proceeds of this Offering. The total purchase of the sixteen entities will be approximately $16 million in cash and 9,000,000 shares of Common Stock of the Company.

THE OFFERING

Securities Offered	A maximum of 7 million shares of Common Stock at a price of $7.00 per share.

Total Offering:	The Company will receive a maximum of $49,000,000 in gross proceeds upon sale of the maximum number of shares of Common Stock offered.

Common Stock Outstanding	As of May 30, 2017, the Company had 100,000,000 shares of Common Stock authorized and 29,000,000 issued and outstanding.

Preferred Stock Outstanding:	As of May 30, 2017, the Company had 638 shares of Preferred Stock, designated as “6% Convertible Preferred Stock” issued and outstanding.

Use of Proceeds:	The net proceeds of this Offering, which are expected to be approximately $45,000,000 after commissions and expenses, will be utilized for the pending acquisitions, marketing, and general working capital purposes. The details of our plans are set forth in “Use of Proceeds” on page 17 of this Offering Circular.

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Selected Risks Associated With Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We are an early-stage company with limited business operations, and have not yet generated any revenues or profits.

●	Our planned business operations will be concentrated in the state-legal medical-use cannabis industry, which may in the future be subjected to increased federal law enforcement activities which would severely and negatively impact our business plan and operations.

●	If we do not complete the sale of at least 50% of the securities which we are offering herein, we will most likely not have sufficient capital resources to complete the pending acquisition of the sixteen operating business which will form the basis of our ongoing business operations.

●	We are just developing our marketing plan, and there can be no assurance as to how quickly, or if, we can obtain a sufficient number of clients and customers to achieve profitability.

●	As our business operations expand, our costs may grow more rapidly than our revenues, thereby harming our business and our profitability.

●	Our company is controlled by its Officers, Directors, and current shareholders.

●	There is currently no public market for any of the Company’s shares of stock.

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RISK FACTORS

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. In addition to the other information in this Offering Circular, the following Risk Factors should be considered carefully in evaluating the Company and its business before investing in the Shares offered hereby.

RISK FACTORS RELATED TO OUR COMPANY

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS ACT”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

●	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to prove additional information about the audit and the financial statements of the issuer;

●	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

●	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earliest of (i) when the Company has 1.0 Billion or more in annual revenues, (ii) when the Company has at least 700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than 1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

If our offering is successful, we will be a public company subject to the reporting requirements of the Securities Exchange Act of 1934. It is extremely expensive being a public company. In the event we are unable to pay these costs, then our share prices could be depressed and the market for our common stock could be limited.

If our offering is successful, we will be required to comply with the reporting requirements of the Securities Exchange Act of 1934, including the obligation to timely file all Current, Quarterly, and Annual Reports, and to prepare and file quarterly (unaudited) and annual (audited) financial statements. We have engaged our current legal counsel and independent certifying the accountant to continue to provide these legal and audit services to our Company through our fiscal year ending December 31, 2017. The financial burden of being a public company, which will cost us between $75,000 and $125,000 per year in auditing fees and legal fees to comply with our reporting obligations under the Securities Exchange Act of 1934 and compliance with the Sarbanes-Oxley Act of 2002 will strain our finances and stretch our human resources to the extent that we may have to price our products higher than our non-publicly held competitors just to cover the costs of being a public company. Due to our limited funds, we may not be able to pay these costs of being a public company to the extent that we may not be able to file the reports required by the Securities Exchange Act of 1934, which could result in our stock being excluded from NYSE an d could result in only a limited market for our common stock.

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Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue gas an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

We have a limited operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on October 21, 2015 and we have had limited business operations to date.

We May Not be able to Effectively Manage our Growth, and any failure to do so may have an Adverse Effect on our Business and Operating Results.

We have a no operating history, and we plan to grow our commercial real estate property portfolio and operations rapidly. Our future operating results depend on our ability to effectively manage our rapid growth, which is dependent, in part, upon our ability to:

●	Stabilize and manage a rapidly increasing number of properties and tenant relationships while maintaining a high level of tenant satisfaction and building and enhancing our brand;

●	Identify and supervise an increasing number of suitable third parties on which we rely to provide certain services to our properties;

●	Attract, integrate, and retain new management and operations personnel as our organization grows in size and complexity;

●	Continue to improve our operational and financial controls and reporting procedures and systems; and

●	Scale our technology and other infrastructure platforms to adequately service new properties.

We cannot assure you that we will be able to achieve these results or that we may otherwise be able to manage our growth effectively. Any failure to do so may have an adverse effect on our business and operating results.

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We May Rely on Local, Third-party Providers for Services that May Become Limited or Unavailable and May Harm our Brand, Reputation, and Operation Results

We may rely on local, third-party vendors and service providers, including third-party construction professionals, leasing agents, and property management companies in situations when it is cost-effective to do so or our internal staff is unable to perform these functions. We do not have exclusive or long-term contractual relationships with any of these third-party providers, and we can provide no assurance that we will have uninterrupted or unlimited access to their services. Furthermore, selecting, managing, and supervising these third-party providers requires significant management resources and expertise. If we do not select, manage, and supervise appropriate third parties for these services, our brand and reputations and operating results may suffer. Moreover, we may not successfully detect and prevent fraud, incompetence or theft by our third-party providers, which could subject us to material liability or responsibility for damages, fines, and/or penalties associated with such fraud, incompetence, or theft.

In addition, any removal or termination of third-party providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. If we do not select appropriate third-party providers or if the third party providers we do select fail to deliver quality services, our brand, and reputation, operation results, and cash flows from our properties may be adversely affected, including entities in which our affiliates and we have an interest.

Our Evaluation of Commercial Real Estate Properties Involves a Number of Assumptions that May Prove Inaccurate, which could Result in us Paying Too Much for Properties we acquire or overvaluing our Properties, Resulting in them Failing to Perform as we Expect

In determining whether a particular commercial real estate property meets our acquisition criteria, the Company makes a number of assumptions, including assumptions related to estimated time of possession and any estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and tenant default rates. These assumptions may prove inaccurate. As a result, we may pay too much for commercial real estate properties we acquire or overvalue our commercial real estate properties, or our commercial real estate properties may fail to perform as we expect. Adjustments to the assumptions we make in evaluating potential purchases may result in few commercial real estate properties qualifying under our investment criteria, including assumptions related to our ability to lease commercial real estate properties we have purchased. Reductions in the supply of commercial real estate properties that meet our investment criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the commercial real estate properties that we acquire may vary materially in terms of time to possession, renovation, quality and type of construction, location, and hazards. Our success depends on our ability to acquire commercial real estate properties that can be quickly possessed, renovated, repaired, upgraded, and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such commercial real estate properties is fundamental to our success. In addition, the recent market and regulatory environments relating to commercial real estate properties have been changing rapidly, making future trends difficult to forecast.

The Company May Not Realize Any Income or Gains from their Equity Investments or Equity Holdings, and May Not be able to Pay the Investors its Agreed Return or Dividend On-time, if At All

The Company intends to invest or have joint venture equity holdings in existing operating legal cannabis companies as a substantial portion of its portfolio, which will be in the form of equity securities, including common stock, convertible preferred securities and debt securities convertible into equity securities. The Company may each receive warrants as part of any debt or equity investments or joint venture partnership. These equity interests the Company acquires may not appreciate in value and, in fact, may decline in value if the portfolio company fails to perform financially or achieve its growth objectives. The Company will generally have little, if any, control over the timing of any gains it may realize from its equity investments or joint venture holdings since the securities of each of the portfolio companies may have restrictions on their transfer or may not have an active trading market.

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Equity Investments and joint venture holdings of the Company may also experience significantly more volatility in their returns and may underperform relative to fixed-income securities during certain periods. An adverse event, such as an unfavorable earnings report, may depress the value. Also, prices of the Company’s equity investments or joint venture holdings will be sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stock investments and/or joint venture holdings to which the Company has exposure. Equity prices fluctuate for several reasons including changes in the investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase.

The Company does not expect to generate capital gains from the sale of its portfolio investments on a level or uniform basis from quarter to quarter.

While each of the Company’s investments and joint venture holdings will typically be made in privately held legal cannabis companies, the Company expects that these companies will become public reporting companies with their common stock being typically initially quoted on the NYSE Market. The Company does not expect the preferred stock of its portfolio companies to be listed or quoted on an exchange or quotation system. The Company also do not expect the common stock in its publicly traded portfolio companies to initially have a large number of freely tradable shares available for sale or an active secondary trading market and, as such, the common stock will be illiquid until an active market develops. The Company believes that typically this liquidity will develop in conjunction with a NYSE Capital Market listing which may not occur until twelve to twenty-four months after follow-on investments are made, if at all. The Company’s convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NYSE Capital Market listing for their common stock. However, there can be no assurance that any of the Company’s portfolio companies will obtain either an NYSE Market or NYSE Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the common stock of the Company’s publicly traded portfolio companies.

Accordingly, the Company may not be able to realize gains from its equity interests, and any gains that the Company does realize on the disposition of any equity interests may not be sufficient to offset any other losses that the Company experiences. Furthermore, due to the expected growth of each of the Company’s portfolio companies, the Company does not generally expect to receive dividend income from its common stock holdings. In the case of cumulative preferred stock, there is no assurance that any dividends will ever be paid by a portfolio company.

The Company expects to Concentrate its Equity Holdings in Legal cannabis Industry Micro-Cap Companies, which are Subject to Many Risks, including Periodic Downturns

The Company expects to concentrate its holdings in what the Company believes are legal cannabis industry “public ready” micro-cap companies. Under negative economic conditions, this could cause the Company’s investment performance to be worse than business development companies with no such concentration. The Company may avoid acquiring certain securities in certain legal cannabis Industry micro-cap companies when it is otherwise advantageous to purchase or acquire those securities, or may sell certain securities of micro-cap companies when it is otherwise advantageous to hold those securities. In general, the Company’s focus on legal Cannabis Industry micro-cap companies may affect its exposure to certain market segments, which may affect the Company’s financial performance — positively or negatively — and further affecting the Company’s ability to make dividend or promised returns to Investors, on-time, or if at all - depending on whether these segments are in or out of favor.

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The revenues, income (or losses) and valuations of micro-cap companies, can and often do fluctuate suddenly and dramatically. There is no assurance that decreases in market capitalizations will not occur, or that any decreases in valuations will be insubstantial or temporary in nature. Also, each of the Company’s portfolio companies may face considerably more risk of loss and may not have the same returns as companies in other industry sectors due to their growth nature.

Even if the Company’s portfolio companies are successful in becoming publicly-traded companies, there is no assurance that they will be able to achieve their projected revenue and earnings targets or effectively maintain their status as public reporting companies. In such case, there may be little or no demand for the securities of the Company’s portfolio company(s) in the public markets, and the Company may have difficulty disposing of its holdings, and the value of the Company’s holdings may decline substantially, each of which could affect the Company’s ability to pay agreed upon returns or dividends to Investors, on-time, if at all.

The Value of the Company’s Securities May Not have a Readily Available Market Price and, in such case, the Company will Value these Securities at Fair Value as Determined in Good Faith by the Company’s Board of Directors, which Valuation is Inherently Subjective and May Not Reflect what the Company may Actually Realize for the Sale of the Investment

The value of the Company’s portfolio of securities may not have readily available market prices. In such case, the Company will value these securities at fair value as determined in good faith by the Company’s Board of Directors, based upon the recommendation of the Company’s Valuation Committee. In connection with that determination, the Management of the Company will prepare portfolio company valuations using the most recent portfolio company financial statements and forecasts. The Company will also utilize the services of a third-party valuation firm, which will prepare valuations for each of the Company’s portfolio investments for which no market quotations are readily available.

Even if the Equity Securities of any of the Company’s Portfolio Companies may be Sold in the Public Markets, the Company expects these Securities will Initially be Thinly Traded and, as a Result, the Lack of Liquidity in the Company’s Holdings may Adversely Affect the Company’s Business, and will Delay Distributions of Gains, if any

While the Company’s holdings will typically be in private companies, the Company expects that, as part of each of the Company’s holdings progress, these companies will become public reporting companies with their common stock typically being initially quoted on the NYSE Capital Market Exchange or alternatively on the OTCQB Market. The Company does not expect the preferred equity of its portfolio companies to be listed or quoted on an exchange or quotation system. The Company does not expect the common stock in its public portfolio companies to initially have an active secondary trading market and, as such, these securities will be illiquid until an active market develops. The Company believes that typically this liquidity will develop in conjunction with a NYSE Capital Market listing, which the Company does not expect to occur until twenty-four to forty-eight months after the initial investment is completed, if at all. The Company’s convertible preferred stock instruments will generally provide for conversion upon the portfolio companies’ achievement of certain milestone events, including a NYSE Capital Market listing for their common stock. However, there can be no assurance that any of the Company’s portfolio companies will obtain either an NYSE Market or NYSE Capital Market listing or, even if a listing is obtained, that an active trading market will ever develop in the securities of any of the Company’s publicly traded portfolio companies.

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The Company expects substantially all of the common stock the Company acquires in a portfolio company will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”). As restricted securities, these shares may be resold only pursuant to an effective registration statement under the Securities Act or pursuant to the requirements of Rule 144 or other applicable exemption from registration under the Securities Act, and in accordance with any applicable state securities laws. Typically, the Company will seek to obtain registration rights in connection with its acquisition of equity securities in a portfolio company. As such, the portfolio company will generally be required to file a resale registration statement under the Securities Act to register for resale the shares of common stock the Company has acquired. Notwithstanding such registration rights, the Company will be largely unable to control the timing of completion of any such registration process given external factors beyond the Company’s control. Even if a resale registration statement is declared effective, there can be no assurances that the occurrence of subsequent events may not preclude a portfolio company’s ability to maintain the effectiveness of such registration statement. Any of the foregoing items could have adverse effects on the liquidity of a Portfolio company’s shares of common stock.

In some cases, the Company may be deemed an affiliate of its portfolio companies based on the Company’s level of stock ownership or the Company’s ability to influence control over its portfolio company. As such, in the absence of an effective registration statement for the Company’s shares, the Company may be limited in the number of shares it may be able to sell in any three months period under Rule 144. This illiquidity may make it difficult for the Company to sell such investments if the need arises. Also, if the Company is required to liquidate all or a portion of its portfolio quickly, the Company may realize significantly less than the value at which it has previously recorded its investments and/or holdings, which may cause the Company to be unable to make interest or dividend payments to the Investor(s) in the agreed to timeline, if even at all.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received by the Company in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to a registration statement, may have a depressive effect upon the price of the common stock of the Company’s portfolio companies in any market that may develop.

Dependence on Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team. The Company’s success will be particularly dependent upon the services of: Mr. Geoffrey J. Thompson, the Company’s Chief Executive Officer and Chief Financial Officer; and Ms. Cynthia Boerum, the Company’s Chief Operating Officer.

Risks of Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of members of the Company. A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

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Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares of Common Stock offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

RISKS RELATED TO OUR INDUSTRY

Legal Cannabis Industry Risks

Legal cannabis industry investments are subject to varying degrees of risk. The yields available from equity investments in legal cannabis industry companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith. If any of the Company’s products or assets does not generate income sufficient to meet operation expenses, the Company’s common Stock value could adversely be affected. Income from, and the value of, the Company’s products and assets may be adversely affected by the general economic climate, the legal cannabis market conditions such as oversupply of related products or a reduction in demand for legal cannabis products in the areas in which the Company’s products and assets are located, competition from other legal cannabis companies, and the Company’s ability to provide adequate legal cannabis products and superior customer service. Revenues from the Company’s legal cannabis products and assets are also affected by such factors such as the costs of product production and the local market conditions.

Because legal cannabis industry investments are relatively illiquid, the Company’s ability to vary its asset portfolio promptly in response to economic or other conditions is limited. The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in performance of its products and assets. No assurance can be given that the fair market value of the products produced or assets acquired by, or produced by, the Company will not decrease in the future. Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock interests and transferability of the Shares of Common Stock is limited. Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

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The Company Faces Extensive Government Regulation

The Company plans to lease real estate properties and legal cannabis production equipment, and enter into Joint Ventures with the established license legal cannabis companies. The manufacturing, processing, formulating, packaging, labeling, advertising, and selling of legal cannabis related products are subject to regulation by one or more Federal Agencies, including the United States Food and Drug Administration, the Federal Trade Commission, and the Consumer Product Safety Commission. These joint venture company activities may also be regulated by various State and Local Government Agencies in the States in which these companies intend to sell their legal cannabis products and in which these companies’ products may be produced and / or distributed. Although the Company believes that its lease and joint venture company targets are in compliance with all existing regulations, the joint venture company will be subject to risk that, in one of more of its present joint venture company targets, or a future joint venture company, its products or marketing systems could be found not to be in compliance with applicable laws and regulations.

In addition, the Company is unable to predict whether its joint venture companies will be able to comply with any new legislation or regulations, or amendments to legislation and regulations that may be enacted in the future. New laws or regulations could require the reformation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and/or scientific substantiation. Failure by any of the joint venture companies to comply timely with all laws and regulations applicable to its products could have material adverse effect on the joint venture company’s business, operations, and financial condition.

Changes In Federal Policy With Regards To State-Legal Medical Cannabis May Have A Negative Impact On Our Business Operations

Our business operations, as well as properties that we may acquire, are subject to many federal, state, and local government laws and regulations, including land use, zoning, environmental regulations, operational licenses, and employment regulations. With our emphasis on the legal cannabis industry we, or our clients and customers, will also be subject to significant government regulations concerning the growing, processing, marketing, and dispensing of legal cannabis products.

Some of the properties that we plan to acquire will be used primarily for the cultivation and production of medical-use legal cannabis and will be subject to the laws, ordinances and regulations of the federal, state, and local governments involving land use, water rights, treatment methods, environmental disturbance, and eminent domain. In certain jurisdictions, land used for agricultural purposes are also subject to regulations governing the protection of endangered species and the protection of wetlands. Because certain of the properties that we will own will be used for growing legal cannabis, some jurisdictions have additional regulations regarding security and waste materials disposal.

At the present time, under federal law legal cannabis is classified by the Controlled Substances Act (CSA) as a Schedule I controlled substance. Even in those jurisdictions in which the growing, dispensing, or sale of legal cannabis products has been legalized at the state and/or local level, the possession, use, transfer, and cultivation of legal cannabis remains a violation of federal law. At present, it is the policy of the federal government, as stated by the prior Obama Administration, that it is not an efficient use of federal resources to direct federal law enforcement to prosecute those lawfully abiding by state laws permitting the use and distribution of medical-use legal cannabis (the so-called “Cole Memo”). However, absent any statutory changes to the CSA, federal law still criminalizes the possession, use, cultivation or transfer of legal cannabis and pre-empts any state laws to the contrary. If federal law enforcement policy with respect to state-legalized legal cannabis should change, although we are not directly involved in the cultivation or dispensing of medical-use legal cannabis, such enforcement would seriously impact the business operations of our clients and customers, and thereby seriously impact our ability to execute our Company’s business plan. Under such circumstances, we would likely suffer significant losses with respect to our investment in medical-use legal cannabis facilities, including possible seizure and forfeiture of such assets.

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RISKS RELATED TO THIS OFFERING

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock immediately after this offering. Therefore, if you purchase our common stock in this offering, and the maximum of 7 million shares are sold, you will incur immediate dilution of $5.88 in net tangible book value per share from the price you paid. In addition, following this offering, purchasers in this offering will have contributed 99.8% of the total consideration paid by our stockholders to purchase shares of common stock, in exchange for acquiring approximately 19.4% of our total outstanding shares as of May 30, 2017 after giving effect to the maximum sale of 7,000,000 Shares in this Offering.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The Common Stock shares are being offered by the Company on a “Best Efforts” basis with no minimum and without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Given that there is no minimum offering amount, and that the Company needs at least $1,000,000 to continue operations for the next twelve months, investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $49,000,000 from the Common Stock Offering), the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

The Company May Not be Able to Satisfy Listing Requirements of the New York Stock Exchange, or be able to Maintain a Listing of the Company’s Common Stock on the New York Stock Exchange

If the Company’s Shares of Common Stock are listed on the New York Stock Exchange, the Company must meet certain financial and liquidity criteria to maintain such listing. If the Company fails to meet any of the New York Stock Exchange’s Listing Standards, the Company’s Common Stock may be delisted. In addition, the Company’s Board of Directors may determine that the cost of maintaining the Company’s New York Stock Exchange Listing outweighs the benefit of such a listing. A delisting of the Company’s Common Stock from the New York Stock Exchange may materially impair the Company’s Stockholders’ ability to buy and sell the Company’s Common Stock, and could have an adverse effect on the market price of, and the efficiency of the trading market for, the Company’s Common Stock. In addition, the delisting of the Company’ Common Stock could significantly impair the Company’s ability to raise capital.

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If the Company’s Shares of Common Stock Become Subject to the Penny Stock Rules, It Would Become More Difficult to Trade the Company’s Common Stock

The United States Securities and Exchange Commission has adopted rules that regulated broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If the Company does not obtain or retain a listing on the New York Stock Exchange, and if the price of the Company’s Common Stock is less than $5.00 per share, the Company’s Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgement of the receipt of a risk disclosure statement; (ii) a written agreement to transaction involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for the Company’s Common Stock, and therefore stockholders may have difficulty selling their shares.

FINRA Sales Practice Requirements May Limit a Stockholder’s Ability to Buy and Sell the Company’s Stock

In addition to the “Penny Stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable ground for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy the Common Stock, which may have the effect of reducing the level of trading activity in the Company’s Common Stock. As a result, fewer broker-dealers may be willing to make a market in the Company’s Common Stock, reducing a stockholder’s ability to resell their shares of Common Stock.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

●	The Company’s degree of success in capturing a larger portion of the Recreational Legal cannabis market;

●	The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

●	The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

●	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

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If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

If the Company is Unable to Implement and Maintain Effective Internal Control Over Financial Reporting in the Future, Investors May Lose Confidence in the Accuracy and Completeness of the Company’s Financial Reports and the Market Price of the Company’s Common Stock May Decline

As a public company, the Company will be required to maintain internal control over financial reporting and to report any material weakness in such internal control. Further, the Company will be required to report any changes in internal controls on a quarterly basis. In addition, the Company would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. The Company will design, implement, and test the internal control over financial reporting required to comply with these obligations. If the Company identifies material weakness in these internal controls over financial reporting, if the Company is unable to comply with the requirements of Section 404 in a timely manner or assert that the Company’s internal control over financial reporting is effective, or if the Company’s independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of the Company’s financial reports and the market price of the Company’s Common Stock could be negatively affected. The Company also could become subject to investigations by the Stock Exchange on which the securities are listed, the United States Securities and Exchange Commissions, or other regulatory authorities, which could require additional financial management resources.

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As an Emerging Growth Company, the Company’s Auditor is Not Required to Attest to the Effectiveness of the Company’s Internal Controls

The Company’s Independent Registered Public Accounting Firm is not required to attest to the effectiveness of the Company’s internal control over financial reporting while the Company is an emerging growth company. This means that the effectiveness of the Company’s financial operation may differ from the Company’s “peer companies” in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and the Company does not. While the Company’s management will be required to attest to internal control over financial reporting and the Company will be required to detail changes in its controls on a quarterly basis, the Company cannot provide assurance that the Independent Registered Public Accounting Firm’s review process in assessing the effectiveness of the Company’s internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once the Company ceases to be an emerging growth company, the Company will be subject to independent registered public accounting firm attestation regarding the effectiveness of the Company’s internal controls over financial reporting. Even if management finds such controls to be effective, the Company’s Independent Registered Public Accounting Firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so

No Public Market for Our Shares Presently Exist

Prior to this Offering, there has been no public market for our shares of Common Stock or Preferred Stock. Although we intend to apply to list our Common Stock in the NYSE-Amex Exchange, we cannot predict that our Common Stock will be accepted for listing on that Exchange or any other National Exchange or Alternative Trading System such as OTC Markets. Even if we obtain a listing for our Common Stock, there can be no assurance as to the extent that a public market for our shares will develop or how liquid that market might become. The lack of a public market for our Common Stock, or a lack of liquidity in any public market for our Common Stock, may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active public market for our shares may also reduce the market price of your shares. In addition, broad market and industry factors may decrease the market price of our shares, regardless of our Company’s actual operating performance. At the present time, the Company does not plan to list our shares of Preferred Stock on any Exchange or Alternative Trading System, and does not anticipate that a public market for trading of these shares will develop.

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USE OF PROCEEDS

The gross proceeds of a fully subscribed Offering of the maximum number of shares of Common Stock, before total offering expenses and commissions, will be $49,000,000. Assuming the maximum offering is completed, we estimate that the net proceeds would be approximately $ 45,080,000, which would be used approximately as follows:

-	Acquisition costs of the Acquired Entities	$16,000,000
-	Marketing and Promotion	$720,000
-	Website Development and Information Technology	$50,000
-	General Working Capital	$28,310,000

If the gross Offering proceeds were to be $36,750,000, or 75% of the maximum offered, we estimate that the net proceeds would be approximately $33,810,000, which would be used approximately as follows:

-	Acquisition costs of the Acquired Entities	$16,000,000
-	Marketing and Promotion	$720,000
-	Website Development and Information Technology	$50,000
-	General Working Capital	$17,040,000

If the gross Offering proceeds were to be $ 24,500,000, or 50% of the maximum offered, we estimate that the net proceeds would be approximately $ 22,540,000, which would be utilized approximately as follows:

-	Acquisition costs of the Acquired Entities	$16,000,000
-	Marketing and Promotion	$720,000
-	Website Development and Information Technology	$50,000
-	General Working Capital	$5,770,000

If the gross Offering proceeds were to be $12,250,000, or 25% of the maximum offered, we estimate that the net proceeds would be approximately $11,287,000 million, which would be utilized approximately as follows:

-	Acquisition costs of the Acquired Entities	$8,360,000
-	Marketing and Promotion	$720,000
-	Website Development and Information Technology	$50,000
-	General Working Capital	$2,140,000

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Because this gross Offering is a “best efforts” offering without a minimum amount required to be sold, we may close this Offering without sufficient funds for all of the intended purposes set forth above, or to properly execute our business plan. In such case, the allocation of our remaining proceeds may be further reduced or modified, or the priorities changed.

The Company reserves the right to change the above use of proceeds without notice if management believes it is in the best interests of the Company.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering of the price of our shares, we included several factors including the following:

●	our start-up status and lack of operating history;

●	prevailing market conditions, including the history and prospects of the legal cannabis industry;

●	the future prospects of our Company; and

●	four capital structure.

Therefore, the public offering price of our Common Stock does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for our Common Stock. You cannot be sure that a public market for any of our securities will develop and continue, or that the securities will ever trade at a price equal to or higher than the offering price in this Offering.

DILUTION

Immediate Dilution

If you invest in our Shares, your interest will be diluted to the extent of the Offering Price per share of our Common Stock and the pro-forma net tangible book value of the shares immediately after the completion of the Offering (and after giving effect to the proceeds of the Offering). Dilution means a reduction in the value, control, or earnings of the shares that an investor owns.

An early-stage company such as our Company typically sells it shares to its founders and early employees at a very low cash cost, and sometimes in exchange for services or “sweat equity”. When the company seeks investments from outside investors, such as in this Offering, the new investors typically pay a much larger sum for their shares than the founders or early investors, which means that the cash value of the new investors’ stake is diluted.

Our pro-forma net tangible book value as of December 31, 2016 was $ (1,421), or approximately $ 0.0001 per share. After giving effect to maximum net proceeds from this Offering of $ 45,080,000 our pro forma net tangible book value at December 31, 2016 would have been $1.12 per share. This represents an immediate increase in the net tangible book value of $ 1.12 per share and an immediate dilution of $5.88 per share for investors purchasing in this Offering.

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The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders, assuming full conversion of preferred stock and full vesting and exercise of outstanding stock options, and based on the assumption that the price per share in this Offering is $7.00. This method gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the SEC requires.

DILUTION TABLE

Potential Gross Issue 7 Million Shares	100%	75%	50%	25%
Outstanding Preferred - equitv common	9,114	9,114	9,114	9,114
Outstanding Common	29,000,000	29,000,00	29,000,00	29,000,00
Newly Sold Common @ $7 per share	7,000,000	5,250,000	3,500,000	1,750,000

Warrants per Acquisition Agreements	4,416,666	4,416,666	4,416,666	4,416,666
Total Gross Revenue from stock sales	49,000,000	36,750,000	24,500,000	12,250,000

Total Net Revenue from stock sales (92%)	45,080,000	33,810,000	22,540,000	11,270,000
RETAINED EARNINGS AS OF 12/31/16	-1,421	-1,421	-1,421	-1,421

Net Book Value after issuance	45,078,579	33,808,579	22,538,579	11,268,579
Total # Common shares	40,425,780	38,675,780	36,925,780	35,175,780

(incl pfd convertible)
Net Book Value / share after issuance	1.12	0.87	0.61	0.32
Share Dilution	5.88	6.13	6.39	6.68

(1)	Assumes conversion of all shares of Preferred Stock into shares of Common Stock at a conversion price of $7.00 per share, and potential exercise of all warrants per acquisition agreements.

Potential Future Dilution

Investors who purchase Common Stock in this Offering, or who convert the Preferred Stock into shares of Common Stock, may be further diluted in the future due to the Company issuing additional shares. This increase in the future number of shares outstanding could result from factors including a public or private stock offering, venture capital financing, conversion of Preferred Stock, debt, or Warrants into shares of Common Stock. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted percentage of the Company, and each share will be worth less. There is no guaranty that dilution of the Common Stock will not occur in the future.

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PLAN OF DISTRIBUTION

This Offering will commence promptly after the Qualification date of this Offering Circular, and will close (terminate) upon the earlier of (i) the sale of the maximum number of Shares of Common Stock offered herein, (ii) one year from the date of Qualification of this Offering Circular, or (iii) a date prior to one year from the date the Offering commences that is so determined by Company Management (the “Offering Period”).

The Shares of Common Stock offered herein (collectively, the “Shares”), are being offered and sold directly by the Company on a “Best Efforts” basis without the benefit of a Placement Agent, and there is no minimum number of Shares required to be sold. The Shares will initially be offered and sold by the Company’s Officers and Directors, who will receive no commissions from the sale of the Shares. Our Officers and Directors will not register as broker-dealers under Section 15 of the Securities Exchange Act of 1934 in connection with the sale of our securities in reliance upon Rule 3a(4)(1) of such Act.

The Company can provide no assurance that the maximum number of Shares will be sold. The Company has engaged Peter Berkman, Esq. as Escrow Agent in connection with this Offering. All subscriptions will be made through the Escrow Agent, and upon acceptance of the subscription by the Company in compliance with applicable Regulation A purchaser requirements and applicable state Blue Sky regulations, the subscription funds will be immediately paid by the Escrow Agent to the Company, and the Company may determine to continue the Offering until the maximum number of Shares have been sold. The Company has the right to terminate this Offering at any time, regardless of the number of Shares which have been sold. If the Offering is terminated, or if any investor’s subscription is rejected by the Company, all funds received by such investors will be returned by the Escrow Agent without interest or deduction. The Company reserves the right to reject an investor’s subscription in whole or in part for any or no reason.

The Company may engage broker-dealers who are members of the Financial Industry Regulatory Authority (FINRA) to act as Placement Agent(s) with respect to some or all of the Shares offered herein, although the Company has not as of the date of this Offering Circular engaged the services of any broker-dealer. The Company will update the Registration Statement of which this Offering Circular is a part in the event that any broker-dealer is engaged to offer any or all of the Shares offered herein.

In order to purchase any of the Shares offered herein, a prospective investor must complete, sign, and deliver the executed Subscription Agreement, Subscriber Questionnaire, and IRS Form W-9 (collectively, the “Subscription Package”) to the Escrow Agent, together with funds for the subscription amount in accordance with the instructions contained in the Subscription Package.

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In addition to this Offering Circular, subject to limitations imposed by applicable federal and state securities laws and regulations, the Company expects to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information contained in this Offering Circular, and will be prepared with a view to presenting a balanced discussion of the risks and rewards with respect to an investment in the Shares, these materials will not give a complete understanding of this Offering and are not to be considered part of this Offering Circular. THIS OFFERING IS MADE ONLY BY MEANS OF THIS OFFERING CIRCULAR AND PROSPECTIVE INVESTORS MUST READ AND RELY ON THE INFORMATION PROVIDED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THEIR DECISION TO INVEST IN THESE SECURITIES.

MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto of the Company that are included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-look statements. See: “Risk Factors” and “Note Regarding Forward Looking Statements” above.

Overview

Doyen Elements, Inc., formerly AdvantaMeds Solutions USA Fund I, Inc. (the “Company”) is a corporation organized on October 21, 2015 under the laws of the state of Nevada. We have conducted limited business operations to date, and have had no revenues since our inception. We intend to focus our future business operations on providing a wide range of ancillary services and products to the legal medical-use cannabis industry, including property management and leasing, equipment sales and leasing, management consulting, business incubator services, technology solutions, and logistical support functions, both in the United States and internationally.

Recent Developments

On April 20, 2017, we entered into an “Equity Purchase Agreement” with several non-affiliated parties for the purpose of acquiring controlling interests (ranging from 51% to 100%) in sixteen entities which are currently engaged in various business activities in the legal medical-use and adult-use cannabis industry. These acquisitions are scheduled to be completed on or before February 1, 2018, and upon acquisition these entities will be operated as subsidiaries of the Company. The aggregate purchase price is approximately $16 million in cash and 9 million shares of Common Stock of the Company. The Company will be dependent upon the successful completion of this Offering in order to complete these planned acquisitions. Accordingly, the Company’s future business operations are subject to significant risks and uncertainties including the failure by the Company to secure sufficient funding to acquire these sixteen entities and to operationalize its planned business operations.

Revenue

The company has had no revenues from operation since its inception through December 31, 2016. We plan to earn revenues through the provision of goods and services to our customers and clients, and through the continuing business operations of the sixteen entities which we plan to acquire as subsidiaries.

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Expenses and Net Loss

The Company has had a total of $64,589 in expenses since its inception (October 21, 2015) through December 31, 2016. We have had no revenues, with a resulting net loss of ($64,589) for the inception period. The Company’s expenses included start-up and organizational expenses, consulting fees, and professional fees.

Liquidity and Capital Resources

As of December 31, 2016, the Company’s cash on hand was $301.00. The Company’s operations since its date of inception have been financed by $1,090.00 in loans from an Officer and $63,800.00 from the proceeds of the sale of Preferred Stock.

Operating Activities

During the year ended December 31, 2016, we used $63,539.00 of cash in operating activities. During the period from our inception through December 31, 2015, we used $1,050.00 in cash for organizational expenses and professional fees.

Issuance of Preferred Stock

During the year ended December 31, 2016, we sold a total of 638 Shares of Preferred Stock, designated by the Board of Directors as “6% Convertible Preferred Stock” to 14 shareholders at a price of $100.00 per share, for total cash consideration received by the Company of $63,800.00.

Investing Activities

We have had no investing activities since the date of our inception through December 31, 2016.

Financing Activities

During the period from our inception through December 31, 2016, we received a total of $1,090 in cash advances from an Officer of the Company.

Financial Advisory Agreement

On November 18, 2016, the Company entered into an “Advisory Agreement” with Wellington, Shields & Co. LLC, a Member of the NY Stock Exchange and a FINRA-registered broker-dealer. Pursuant to this Agreement, Wellington, Shields was paid a total of $40,000 to provide the Company with financial advisory services.

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BUSINESS

Doyen Elements, Inc. (the “Company”) was organized pursuant to the laws of the State of Nevada in October, 2015 as AdvantaMeds Solutions USA Fund I, Inc., and in May, 2017 the Company changed its name to Doyen Elements, Inc. The Company was organized for the purposes of providing consulting, incubator services, and accelerator services to companies operating in the legal cannabis business, as well as to acquire existing companies which are currently engaged in providing various ancillary services to this industry. We are a development-stage and emerging-growth Company, and have conducted minimal business operations since our inception.

In April, 2017, we entered into an Agreement to acquire controlling interests in sixteen business entities which are presently engaged in providing various ancillary business services to the legal cannabis industry. These acquisitions are scheduled to be made in three stages, with all of the transactions to be completed by February 1, 2018. These acquisitions will be made in substantial part utilizing funds raised by the Company in this Offering. In addition to the assets which are being acquired, and which are more particularly described below, these acquisitions will bring together a leadership team that merges traditional business management with years of practical operational experience in large-scale manufacturing and distribution in the legal cannabis industry.

The Company will not be directly engaged in the legal cannabis Business, and will not be licensed to produce or sell legal cannabis by any State, or any other governmental or regulatory body in any State, or in any jurisdiction. The Company will lease its real estate and legal cannabis production to various outside business entities engaged in the cultivation and distribution of legal cannabis. The Company will not grow, cultivate, manufacture, harvest, distribute, or sell legal cannabis or legal cannabis based products. The Company will be an equity stakeholder in each of the licensed entities that leases its real estate and/or legal cannabis production equipment. The Company will not be directly engaged in the legal cannabis industry.

Our principal business office is located at 20511 Abbey Drive, Frankfort, IL 60423. Our telephone number is 800-511-5925, and our corporate website is doyenelements.com. The information found on, or through, our website is not incorporated into or form a part of this Offering Circular, or any other document that we file with the U.S. Securities and Exchange Commission (the “SEC”).

INDUSTRY OVERVIEW

As a result of changing public attitudes, there is increasing legislative action among the various states with regard to regulated medical-use and legalized adult-use (recreational) legal cannabis (legal cannabis business) products. According to ArcView, an industry consultant, nationwide sales of state-legal cannabis has grown to over $5.4 billion as of 2016, of which approximately 92% consisted of medical-use sales. As of May 1, 2017, a total of 29 states plus the District of Columbia had legalized the sale and use of medically-prescribed legal cannabis or legal cannabis-related products.

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With larger states such as California, Illinois, Massachusetts, Florida, and New York having legalized medical-use legal cannabis, and with increasing popular sentiment in favor of both medical-use and adult-use legal cannabis throughout the United States, we expect continued growth in our target market of providing ancillary services to the growing number of direct licensees and participants in the legalized legal cannabis industry, which we sometimes refer to throughout this Offering Circular as “canna-business”.

According to an industry publication, Business Daily, sales of medical-use legal cannabis reached approximately $4.3 billion in 2016, which represented a 26% increase in sales from 2015. With an increasing number of states legalizing medical-use or adult-use legal cannabis, including many states with large consumer populations, and assuming a continued lack of enforcement of legal cannabis regulations on the federal level, we believe that all industry indicators and economic signs point to significant growth in the foreseeable future.

Business operations and opportunities in the legal cannabis industry are not limited to growing, processing, or dispensing legal cannabis products. A large part of the canna-business industry consists of ancillary companies, which provide products, equipment, technology, and services directly to licensed legal cannabis businesses as well as patients/consumers.

OUR PRODUCTS AND SERVICES

We have organized our Company to provide a wide range of ancillary services to canna-businesses, including real estate services, management consulting, regulatory and compliance services, industrial equipment leasing, and working capital. We intend to be a “one-stop shop” for the legal cannabis industry, and we expect that operators in this industry will be able to simplify their business operations, become more efficient, and maximize their profit potential by using our Company’s variety of ancillary products and services to replace duties that had been performed either in-house or by a multitude of outside contractors. We plan to help our clients not only save money, but also to save time and manpower that could be more efficiently used towards improving their business operations and product offerings and increasing their market share.

We believe that providing ancillary products and services to the licensed legal cannabis industry puts us in the best position to tap the national and international market, because we will not be bound by the licensing and regulatory requirements which binds growers and dispensers to a single state or geographic area. Our goal, and our opportunity, is to provide our products and services to clients in every state in which medical-use legal cannabis is legal. In addition, we expect to gradually tap the international market as well, with our initial emphasis a likely expansion of business operations into Canada.

These products and services will include:

Real Estate Services

We intend to acquire real estate and assets facilities which we can develop or retro-fit for lease to licensed legal cannabis growers and dispensers. According to available industry information, there is a significant demand for such facilities which is not currently being met by the commercial real estate industry. In addition, the supply of legal cannabis-friendly facilities and agricultural real estate is rapidly increasing in value in key markets such as California. Through our pending acquisitions, we will be able to enter this market as a developer and lessor, as well as have the capabilities for construction management and facilities management.

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Consulting and Management Services

Through our pending acquisitions, we will be acquiring the services of 62 individuals, each of whom has between 2 and 9 years of operational experience in the legal cannabis industry. We intend to offer both established industry participants as well as start-up operators a wide variety of management and operational services, including licensing, compliance, growth structure, facility build-out and expansion, security, transportation and logistics, and legal services.

The management expertise and industry experience that we will offer to our clients will be especially helpful to start-up businesses in states, which have recently, or are about to, legalize medical-use and/or adult-use legal cannabis products. Starting a dispensary or grow site is typically extremely complex, with varying rules, regulations, and legal risks involved. Because of the experience of our management and employees, we believe that our Company can provide valuable assistance and guidance to entrepreneurs and companies who wish to get involved in this fledgling industry.

Technology Solutions

The wide range of rules and regulations which govern the legal cannabis industry require operators to utilize the most up-to-date technology solutions and services available. Through our operating subsidiaries, we will offer to our clients:

●	State requirements such as “seed-to-sale tracking” require grow operators to record and report every step in the production of licensed legal cannabis products, from initial seed and plant identification through harvesting, processing, and sale. We will assist our clients in obtaining and utilizing the best technology available to maintain compliance with all regulatory requirements.

●	Supply Chain Management is extremely important for all aspects of canna-business, and our clients will require software that is particularly adapted to their regulatory and logistical requirements. We will assist in the development of their IP infrastructure for purchase order management, inventory control, warehouse management, supplier management, and financial forecasting.

●	“Green Construction” is extremely important in canna-business, and we will utilize our construction expertise to help our clients decrease their operational costs by providing LEED-Certified solutions in the building of grow houses, including the innovative Syntheto Foam System.

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Industrial Equipment

The Company’s pending acquisition of Hydroponics Depot will provide us with a chain of 9 stores currently in operation which sell and service hydroponic and other industrial equipment needed to operate clean, efficient, and high-quality legal cannabis grow and processing facilities. The products sold include not only the hydroponic grow equipment, but also climate-control systems, advanced lighting technology, plant fertilizer, and operational supplies.

Proprietary Products

Through our pending acquisition of The Patch I, LLC, we will acquire a national licensing agreement for a patented Medical Legal cannabis Transdermal Patch (U.S. Patent No. pending). We intend to further develop the commercial applications of this technology, which may include granting sub-licenses or manufacturing licenses to business partners who will utilize this product for patients who are suffering from ailments or chronic illnesses who have been prescribed medical legal cannabis and who may benefit from a transdermal patch as a medication delivery system.

OUR PROPOSED ACQUISITIONS

On April 20, 2017, the Company entered into an “Equity Purchase Agreement” with sixteen separate entities to acquire, in three stages, controlling ownership of these entities. The total aggregate purchase price of these acquisitions if $15,997,500.00 in cash consideration and the issuance of 9,000,000 Shares of Common Stock of the Company to the various sellers. These acquisition transactions are scheduled to be concluded on or before February 1, 2018. [See: “Use of Proceeds”]. The entities proposed to be acquired are:

AvaCass, LLC

In January 2015, AvaCass North purchased a 104,000 sq. ft. industrial space that once served as a Pepsi Bottling Plant. It is located in Pueblo, CO. The plan is to build out this facility to a state of the art 234,000 sq. ft. facility containing a cultivation, testing lab, office and infused products manufacturer to be leased out to a legal cannabis tenant.

AzCo North, LLC

AzCo purchased this property in Colorado Springs, CO in June 2012 as an old lube stop and was completely remodeled into a 1,600 sq. ft. store. It is currently being leased by a legal cannabis tenant.

Joncass, LLC

Joncass purchased this property in Colorado Springs, CO in February 2013 as a Mobil Oil Change and was completely remodeled into a 1,700 sq. ft. store. A legal cannabis tenant is currently leasing it

National Development Services, LLC

This company manages all of the financial and accounting duties for all 16 companies listed. They have a Management Contract in place with the entities for these duties.

Colorado Financial & Development Services, LLC

This company financed the build out of the facility owned by Cassjo LLC. There is a Lease in place with Cassjo for the reimbursement of the costs.

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CoAz North, LLC

CoAz North purchased this property in Penrose, CO in April 2013 as two separate properties. The properties purchased had an existing 1,800 sq ft. space on one property and a small Quonset on the other property. The space was remodeled in 2013 and two 5,400 Nexus Greenhouses were installed on the property with the Quonset. These properties are currently being leased by a legal cannabis tenant.

CMJD, LLC

CMJD purchased this property in Pueblo West, CO as an old auto dealership in November 2013. It was fully remodeled in 2013/2014 and is a 2,274 sq. ft. store. It is currently being leased out to a legal cannabis tenant.

EliCass. LLC

EliCass purchased a parking lot in Pueblo West, CO in 2014 to be used as customer parking for the tenant using the facility owed by CMJD LLC.

CassJo, LLC

CassJo purchased this property in June 2011 In Colorado Springs, CO as a 8900 sq. ft. 4 office industrial building. It was remodeled in 2012/2013 into a two story 17,000 sq. ft. facility with nine separate rooms. It is currently being leased by a legal cannabis tenant.

CJMColorado2, LLC

CKMColorado2 purchased this property in Colorado Springs, CO and was purchased In September 2015 and was used as a law office. It was remodeled in 2015 and is a 2,000 sq. ft. store. It is currently being leased out to a legal cannabis tenant.

D&M Transport, LLC

D&M Transport was formed in 2009 in the remembrance of the mother of one of the owners of the above companies. It owns a 2016 transport van and provides Free of Charge rides for Cancer and patients with other debilitating diseases that have no family or ability to get to and from appointments.

NGS Consulting, LLC

NGS Consulting is one of the few consulting companies that provides full spectrum Cannabis Consulting for the legal cannabis Industry. With a proven track record, NGS Consulting has expertise in all aspects of licensing, compliance, cultivation, operations and more, regardless of what state you are located in. Solution Management, Employee Training, Floor Plans and Construction, and Increasing Harvest Yields are just a few of the tailored services that are available to those wishing to operate legally within the Legal cannabis Industry.

The Patch I, LLC

The Patch I, LLC is a research entity for the development of a transdermal patch for which the company has a U.S. Patent for the delivery of CBD and legal cannabis into the body. It will be a research and development license for different forms of pain and seizure relief.

Hydroponics Depot, LLC

Hydroponics Depot is located in Arizona and is the largest hydroponics equipment supplier in the state. It has a store front being leased on a long term basis. It also ships direct from the supplier to customers in several other states like California, Washington, Oregon and Colorado.

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Syntheto, LLC

Syntheto owns the United States rights to a proprietary patented Styrofoam material used in construction of cultivation facilities that is mold and pest resistant. The R factor is over double of standard building materials as well as being platinum LEED certified to enable each build to receive every tax credit available and local and state government entities.

Consign Meds, LLC

Consign Meds LLC provides Cannabis businesses with the platform to source and finance wholesale transactions while offering extended payment options.

SALES AND MARKETING

Our ultimate goal is to position Doyen Elements as the premier provider of ancillary services to the legal cannabis industry. Management intends to implement an integrated strategy that will utilize a wide range of marketing, promotional, and advertising initiatives to reach our targeted market. We intend to develop and position each of our subsidiary operations to become market-leaders in their respective niches, to cross-sell all of the services that we have to offer to each prospective client or customer, and to fully take advantage of the synergies and economies-of-scale that our business structure has to offer.

MARKETING TACTICS

We intend to utilize the following marketing channels and tactics to position ourselves appropriately to prospective canna-business clients and customers. We believe that these strategies will ensure that our Company is able to generate a steady stream of new clients that will end up becoming ongoing recurring customers on a long-term basis.

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Online Initiatives

●	The Doyen Elements website, www.doyenelements.com, will be the Company's primary online marketing tool, and will be designed to serve as a powerful sales and promotional channel to reach our targeted canna-businesses. The website will provide potential clients with key information that will enable them to make a positive decision and convert them into clients. The website will include:

●	An introductory video that grab the attention of prospective clients through explaining Doyen’s service offerings and value proposition.

●	A modern logo and typeface that makes the website easy--to--read while establishing the Company’s brand identity

●	An “About Us” section that will provide an overview of the Company’s history, background, and team Live Chat / Contact Form

Through these initiatives, Doyen Elements will create a personal and memorable experience for the potential client, increasing the chance of lead conversion and thereby generating potential revenues for the Company.

Search Engine Optimization (SEO)

The Company will utilize resources towards implementing an aggressive SEO strategy. Doyen will work to optimize the search engine rankings for all of its niche businesses. The Company will also focus on accumulating inbound links, listing on directories, instituting a blog, and establishing a social media presence with the goal of achieving a higher organic Google, Bing, and Yahoo search ranking for terms related to each of its different niche businesses. The organic ranking earned by Doyen’s subsidiary websites will bring authority to the Company as a leading and established cannabis platform and business. The Company will be very strategic in the search engine keywords it optimizes for and will specifically focus on keywords that have low ranking difficulty and have high purchase intent.

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Pay-Per-Click Campaign

Doyen will pursue a pay--per--click (PPC) advertising campaign in which the Company can pay additional funds for visible ads on search engines like Google and Bing. These campaigns target high search volume terms relevant to the business in order to drive traffic to the website. Doyen must analyze and opt for keywords that are the most cost effective in terms of driving traffic to the website, enhancing the Company’s visibility on the market.

In order to do so, Doyen will establish a Google AdWords account in order to create targeted advertisements that will appear on the first page of a Google search. The Company can specifically create ad copy based on its targeted keywords, establish the geographical radius in which the ad will appear, and allocate a certain budget towards that ad. When potential consumers search for a phrase related to cannabis ancillary services, the ad appears near the top of the Google search page. When customers click on the ad, a certain dollar amount will be removed from the Company’s allocated budget; this dollar amount will be higher depending on the popularity of the search term.

Behavioral Retargeting

In addition to allocating a marketing budget to search and display banner ads, Doyen will also aim to convert prospective clients that have already visited one of its websites. A visit to one of Doyen’s websites typically indicates a specific interest in the Company’s service offerings. The Company will use its re-targeting algorithms to shift this initial interest into multiple up-sells, cross-sells, and conversions.

Whereas other sites are constantly marketing to completely new customers, Doyen has already established a profile on the customer from previous visits or visits to their other web properties to target the marketing to them based upon past activity or purchases. The Company’s network of different properties will allow Doyen to generate significantly more revenue from each customer as compared to its competitors.

Doyen will also use behavioral retargeting on external websites. Retargeting marks online users who visited any of its subsidiary websites with a pixel, and then serves banner ads on other websites visited by those same users. The cost of behavioral retargeting is typically a fraction of traditional banner advertising. Assuming a conservative $5 CPM, Doyen will show up to 10 impressions per retargeted user, therefore spending $0.05 in the attempt to bring back a user with an existing digital profile back to one of its properties.

E-mail Direct Marketing

Doyen Elements will hire a third-party company to gather email addresses for canna-businesses across the country. Once it has created a substantial email list, the Company will send email blasts to these prospective clients on a continuous basis to direct them to the company website. Doyen Elements will also install a tracking code on all of its emails, similar to its retargeting strategy, which will automatically drop an anonymous cookie in the visitors' browser and create lists of people who have visited the Doyen Elements website. The Company can then, again, utilize channels such as AdRoll and Bannersnack to identify previous visitors and display retargeting ads on the web. Determine the Market and Content: Emails will include various types of content that will attract and inform old and new clients; emails will be targeted and designed for specific markets. Email topics include:

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●

Informative Emails: These emails will include helpful tips and information. For example, one email  may inform clients what services are offered and, on average, how much it may cost. These emails will spread goodwill to customers and enhance the Company’s brand.

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Value Proposition: These emails will inform clients on what makes Doyen Elements better than other competitors. The Company can highlight its experience, commitment to helping canna-businesses grow their businesses, and overall positive ratings across online databases.

●	Promotional Material: These emails will include discounts and promotions that can be applied towards the Company’s services.

Then, determine Sending Frequency and Goals: After determining the type of content for the market or campaign, the Company will determine the sending frequency and goals of the email campaign. By setting measurable goals such as amount of leads generated, the Company can track the progress and success of the campaign over time.

Finally, create Schedule: Doyen Elements will create a schedule for creating and sending out emails. Emails will be sent on a weekly or biweekly basis, according to this schedule. In addition, the Company will increase volume of email blasts depending on seasonality and market conditions.

The Company can create email campaigns on platforms such as Mailchimp and Autopilot.

Doyen will establish a multi-faceted referral system to acquire active partners and economic alignment with a variety of referral relationships.

●	Through banner advertisements on third party websites: Doyen and its subsidiary companies will publish banner advertisements on referrals’ websites that will direct viewers straight to one of the subsidiary companies.

●	High traffic, high following websites: The Company will utilize high traffic websites that have a strong following to publicize Doyen’s service offerings.

●	Channel partners: Channel partners can either be specialized or general websites focused on the different sectors of the cannabis market. Doyen will become affiliated with these channel partners, and will offer them a bonus when they recommend or drive a sale to a Doyen subsidiary.

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Referral and Advertising Partners

We will establish will establish a multi--faceted referral system to acquire active partners and economic alignment with a variety of referral relationships.

●	Through banner advertisements on third party websites: Doyen and its subsidiary companies will publish banner advertisements on referrals’ websites that will direct viewers straight to one of the subsidiary companies.

●	High traffic, high following websites: The Company will utilize high traffic websites that have a strong following to publicize Doyen’s service offerings.

●	Channel partners: Channel partners can either be specialized or general websites focused on the different sectors of the cannabis market. Doyen will become affiliated with these channel partners, and will offer them a bonus when they recommend or drive a sale to a Doyen subsidiary.

Offline Initiatives

Events and Trade Shows

The Company will attend major industry event, expos, and conferences across the United States as it increases market penetration. The attendance of Doyen at well--known events will help to grow the Company brand, develop potential strategic partners with professionals in the industry, and generate additional leads for the business.

Examples of Business-to-Business Events:

●	NCIA (Oakland)
●	West Tech Summit (San Francisco)
●	Las Vegas Annual Cannabis Conference
●	Big Show Industry (LA)
●	High Times Business Summit (LA)

Print Advertising

Print advertising will also be an effective marketing campaign for the Company. This includes new feature, discount and product announcements in local newspapers and publications, which will drive traffic to the Company. Potential publications include Canna Magazine and High Times.

Public Relations

We will focus on securing editorial coverage with various media outlets targeting the canna-business market. The team will reach out to relevant publication editors, high--traffic websites, and blogs in order to create a “buzz” about Doyen’s ancillary services and overall value.

The Company will rely heavily on an innovative public relations strategy, building strong relationships with magazine editors that focus on cannabis operators. The PR firm’s main responsibility consists of ongoing media outreach with top tier media sources in the industry as well as prominent online sites and bloggers. Public Relations efforts will also include quarterly creative programming ideas and pitches that will keep the Company in the media spotlight and provide the media with an ever-changing story angle, increasing the Company’s opportunity for consistent media coverage.

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COMPETITION

We face significant competition in providing management consulting, business incubation services, and equipment, products, and technology to companies in the legal cannabis industry that we are targeting. Many of these competitors have significant experience in this industry, have been in operation for a greater period, and possess significantly greater resources than our Company. These competitors may prevent us from acquiring desirable properties, or may cause an increase in the price we must pay for legal cannabis-friendly properties. In particular, larger companies may enjoy significant economies of scale and therefore be in a competitive advantage in pricing products and services.

Many of our potential competitors are already publicly traded corporations, including companies engaged in real estate acquisition, financial services, agricultural supplies, and legal cannabis growers and marketers. Recent entrants into this industry include larger companies such as The Legal cannabis Business Group, Inc., MJ Holdings, Inc., Advanced Legal cannabis Solutions, Inc., and Innovative Industrial Properties, Inc.

We believe that by targeting small and mid-sized producers and start-ups, which can benefit from our hands-on business support systems and our variety of products and services, we have identified an under-served niche in this rapidly expanding industry.

GOVERNMENT REGULATION

Our business operations, as well as properties that we may acquire, are subject to many federal, state, and local government laws and regulations, including land use, zoning, environmental regulations, operational licenses, and employment regulations. With our emphasis on the legal cannabis industry we, or our clients and customers, will also be subject to significant government regulations concerning the growing, processing, marketing, and dispensing of legal cannabis products.

Some of the properties that we plan to acquire will be used primarily for the cultivation and production of medical-use legal cannabis and will be subject to the laws, ordinances and regulations of the federal, state, and local governments involving land use, water rights, treatment methods, environmental disturbance, and eminent domain. In certain jurisdictions, land used for agricultural purposes are also subject to regulations governing the protection of endangered species and the protection of wetlands. Because certain of the properties that we will own will be used for growing legal cannabis, some jurisdictions have additional regulations regarding security and waste materials disposal.

At the present time, under federal law legal cannabis is classified by the Controlled Substances Act (CSA) as a Schedule I controlled substance. Even in those jurisdictions in which the growing, dispensing, or sale of legal cannabis products has been legalized at the state and/or local level, the possession, use, transfer, and cultivation of legal cannabis remains a violation of federal law. At present, it is the policy of the federal government, as stated by the prior Obama Administration, that it is not an efficient use of federal resources to direct federal law enforcement to prosecute those lawfully abiding by state laws permitting the use and distribution of medical-use legal cannabis (the so-called "Cole Memo"). However, absent any statutory changes to the CSA, federal law still criminalizes the possession, use, cultivation or transfer of legal cannabis and pre-empts any state laws to the contrary. If federal law enforcement policy with respect to state-legalized legal cannabis should change, although we are not directly involved in the cultivation or dispensing of medical-use legal cannabis, such enforcement would seriously impact the business operations of our clients and customers, and thereby seriously impact our ability to execute our Company's business plan. Under such circumstances, we would likely suffer significant losses with respect to our investment in medical-use legal cannabis facilities, including possible seizure and forfeiture of such assets.

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RESEARCH AND DEVELOPMENT

We have had no research and development expenses since our inception in October 2015, nor do we intend to utilize a significant amount of the proceeds of this Offering for research and development purposes. However, several of the entities that we plan to acquire have undertaken significant research and development activities in the past several years which our Company, upon the completion of our acquisitions, will benefit from.

SEASONALITY

We do not believe that seasonal factors will have a significant effect on our business operations.

EMPLOYEES

We have had no employees since our inception, and all of our business operations have been conducted by our Officers and Directors. Upon the completion of this Offering, we expect to hire 10 full-time and 6 part-time employees as part of our expansion of business operations. In addition, as of May 1, 2017, the entities which we plan to acquire employed approximately 62 persons, and many will continue to be employed by these entities following our planned acquisitions. Neither our Company nor any of our prospective employees are, or are expected to be, subject to a collective bargaining agreement.

PROPERTIES

At the present time, the Company does not own or lease any real properties or office facilities. Our business operations are conducted in space provided by the President of the Company on a month-to-month basis.

EMERGING-GROWTH COMPANY CONSIDERATIONS

We qualify as an "emerging-growth company" as defined by the Jumpstart Our Business Startups Act (the "JOBS Act"). As an emerging-growth company, we may take advantage of specified reduced reporting requirements under the Securities Act of 1933, as amended, and be relieved of certain other significant requirements that are otherwise applicable to public companies. [See: Risk Factors: Emerging Growth Company Considerations"].

MANAGEMENT

Officers and Directors

Our directors will serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one year and serves until their successor is duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

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The name and position of our officer and directors are set forth below:

Name	Positions

Mr. Geoffrey Thompson	Chief Executive Officer, Chief Financial Officer

Mr. Thompson holds 17 years of experience in a wide array of endeavors business ownership and management with a focus predominantly in entrepreneurial-based activities involving start-ups and stabilization.

Geoff has been the founder of several “Start-up” companies that include 3 mortgage companies (Consumer Financial Resource Group, Inc., Streamline Mortgage, Inc. a multi-state correspondent Lender and Presidium Mortgage, Inc. specializing in investment properties), a title and escrow company (Streamline Title, Inc.). He also founded Streamline Real Estate Investments, LLC. With his wife Nancy which acquired in access of $10,000,000 of residential and commercial properties. He also co-founded Global Wealth Solutions, Inc. a real estate brokerage company with his wife Nancy all done prior to age 40.

After the US market collapse of the real estate markets in 2007 he co-founded with his wife Nancy and two other partners GWS Financial Services and advanced strategy financial services firm specializing in estate planning, premium financed life insurance, corporate SERP (Supplemental Employee Retirement Planning).

In 2009, he ventured into the public markets and purchased a SEC compliant “Blank Check” shell company. The company started as a Healthcare Technology company and grew from there into a mergers and acquisitions company focused on acute care, home health and behavioral sciences. Since inception, the company has made several key strategic acquisition while maintaining its status as fully reporting.

In 2015 Geoff embarked on his next public endeavor, Advantameds Solutions USA Fund I, Inc. a Nevada company being positioned for the NYSE. The premise of the company is to be a leader in the Real Estate cannabis business industry.

Over the years Geoff has acquired skill-sets in debt/equity, corporate governance, mergers and acquisitions, public procedures, market structures, reverse mergers, IPO releases, Etc…

Mr. Thompson has participated in a wide variety of community-based work as well as hosting his own radio show in the Chicago area from 2005 -2008. He also spends time with fledgling entrepreneurs and small business owners in coaching and development as well as financial restructuring for corporate clients in market advancement and turn around strategies.

These acquisitions include At Home Health Services, All Staffing, Advanced Life, and Behavioral Healthcare. The company converted from a shell status to Accelera Innovations, Inc. and is currently listed on the OTC Markets Pink Sheets (Symbol ACNV) of which Geoff holds the role of Chairman.

Natalie Romolt	President

Natalie holds a degree in business and urban development. In 2009, after researching and seeing first-hand the benefits of Medical Cannabis to patients in need, Natalie relocated to Colorado to help build a business that is currently responsibly serving the community while upholding the highest level of professionalism.

Currently, Natalie is the owner and CEO of National Development Services; Natalie is directly responsible for the development of the daily operations of the company for both the outlets and cultivation facilities along with the management of 40 employees in multiple companies. Natalie's strength in customer service allowed her to develop one of the largest customer databases in Colorado. Natalie also develops the marketing campaigns for National Development Services including targeted direct mail, social media and industry specific print ad campaigns along with the large word of mouth following she used to initially grow the business. By using market trends, she creates target specific specials and offers to optimize patient spending. Natalie oversees the inventory and consistently follows new product trends in the industry to make sure that National Development Services is ahead of the industry.

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Natalie works closely with the grow facility management team regarding product control and tracking through the state compliant database and works to ensure product supply for the and wholesale demand. Natalie devotes much of her time to compliance work and licensing. Colorado cannabis businesses must adhere to a strict set of ever changing compliance guidelines that are set forth by the state of Colorado and enforced by the Cannabis Enforcement Division.

Ms. Cynthia Boerum	Chief Operating Officer

Ms. Boerum became the Chief Operating Officer of Advantameds Solutions USA Fund I, Inc. in September 2016; prior to joining the Company she was the Chief Strategic Officer and President of Accelera Innovations Inc. since April 2012; Ms Boerum was Vice President of Sales and Consultant for Accentia International Outsourcing Company in Hyberdad, India, from 2009 to 2011. The leadership included national and international sales teams.

Previously, Ms. Boerum held positions of Vice President of Sales for Opus Healthcare in Austin, TX. 2004 to 2007 and positioned the company for acquisition by NextGen. She also held the positions of Enterprise Vice President of National Accounts and Sales Manager for the top 32 health organizations nationally at McKesson from 1989 to 2003. During this time, she received various top performer awards, not only from McKesson, but also the state of Minnesota.

Dave Sanders – CFO – Chief Financial Officer

David has a B.S. Accounting, Fort Hays State University 1981. Currently, Dave is working for National Development Services and started working in Medical Cannabis industry in September 2012; his responsibilities are to manage all financial activities for the 16 entities and work closely with banks to keep in compliance with Federal guidelines in relationship to the Cannabis Industry.

Prior to National Development Services, Dave worked with Anderson consulting and developed and implemented operational productivity goals for employees. He oversaw the billing conversion of 80,000 customers from MAS 90 to Soft-Pak billing, resulting in faster mailing and cash collections and also reduced the employee CSR/Billing head count. Duties included due diligence, negotiating purchase price and structure, review of purchase/sale agreements and coordinating the flow of information between the buyer and seller. Dave developed and managed the policies and procedures of billing, accounts payable and accounts receivable with six offices reporting to the accounting headquarters.

Michael Jeremy Pollock– Director of Development

Jeremy has been a developer of vertical and horizontal construction with extensive background in entitlements since 1997. Recently was designated Chief technical officer of Strata International Group that holds patents and ICC approval on the greenest building technology known to date. International building coordinator for several projects in Port-Au Prince, Haiti for Orphanages, schools and church facilities that require proper engineering and construction methods to withstand earthquake and hurricane measures. Drafting and design in AutoCAD coupled with 3D modeling for construction documents.

Kyle Wendland – CSO– Chief Strategic Officer

In 2008, Kyle Wendland opened Todays Health Care in Colorado Springs, Colorado. He managed 20 people and designed and constructed multiple grow facilities, culminating with the current THC grow operation of 20,000 square feet at Platte Avenue. Prior to Today’s Health Care, he joined North Valley Dirt Works in 2002 in Phoenix, Arizona, where he quickly became a project manager overseeing construction and permitting of multiple subdivisions and high-end custom spec homes.

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In 2010, he also helped start and operate a Hydroponics store for Cassaundra McGinnis in Phoenix Arizona, a 20,000-square foot store with annual revenues over $1 million. This store was opened to help THC receive wholesale prices on all the nutrients, soils and grow equipment used in the grow operation. Estimated savings to THC for this discounted pricing is $400,000. It is still operational and profitable and sells to numerous personal and commercial grow facilities in Colorado and Arizona.

In 2013-2014, oversaw construction of greenhouses in Penrose, Co and now he manages over 35,000 square feet of indoor and Greenhouse Commercial cultivation.

Jeff Hranicka – CTO– Chief Technical Officer

In 2016, he joined Advantameds Solutions USA Fund I, Inc and successfully completed the NASAA Series 65 Uniform Investment Advisor Law Examination. He currently works with the founders developing strategic marketing campaigns for their various organizations.

Jeff is a proven business leader that delivers operational and financial commitments while developing profitability improvements through organizational leadership. Beginning in 1998 he served multiple roles and was promoted to a Senior Sales and Operations Management Executive with leadership positions of increased responsibility and complexity for WESCO Distribution, Inc., a leading global industrial supply distributor of electrical, data communications, MRO and OEM products and services. Jeff was successful in this complex industrial distribution business progressively leading larger operations and sales teams in multi-site operations driving the development of beneficial partnerships with customers, suppliers and employees.

As Director of the WESCO Midwest Region, 2008-2015, he led a world class sales organization approaching $200 million in revenues with responsibility for over 180 employees coordinating multiple resources in sales, operations, finance, human resources, purchasing, pricing and marketing as critical components of the field organization.

Audit Committee Financial Expert

Our Board of Directors currently carries out the functions of the Audit Committee. Our Board of Directors has determined that we do not have an audit committee financial expert on our Board of Directors carrying out the duties of the Audit Committee. The Board of Directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the Audit Committee or otherwise perform Audit Committee functions outweighs the benefits of having a financial expert on the Audit Committee.

EXECUTIVE COMPENSATION

The following sets forth the compensation paid by us from inception on October 21, 2015 through December 31, 2016 to our two officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

In October of 2015, the Company adopted a compensation program for Company Management pursuant to which our two Officers and Directors, Geoffrey Thompson and Patrick Custardo, were each paid $1.00 in annual compensation.

On June 6, 2017 Patrick Custardo resigned as an Officer and Director of the Company.

On June 6, 2017, the Company entered into an Employment Agreement with Cynthia Boerum to serve as Chief Operating Officer of the Company indefinitely. Ms. Boerum's compensation is as follows: $250,000 plus all commercially reasonable expenses. Ms. Boerum will also serve as a Director of the Company until the next Annual Meeting of Shareholders of the Company.

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On June 6, 2017, the Company entered into an Employment Agreement with Geoffrey Thompson to serve as Chairman of Board and Chief Executive Officer of the Company indefinitely. Mr. Thompson’s compensation is as follows: $500,000 plus a monthly housing allowance of 15,000 and all commercially reasonable expenses.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our our two Officers and Directors other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our two directors do not receive any compensation for serving as a member of our board of directors.

Indemnification of Officers and Directors

Nevada General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	Any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares. Also included are the shares held by all executive officers and directors as a group.

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Name and Address Beneficial Owner	Number of Shares Before the Offering	% Ownership Prior to Offering	Number of Shares and % of Ownership After the Offering Assuming all of the Shares are Sold
Geoff Thompson, CEO [1,2]	18,000,000	54.53%	18,000,000	44.52%
Patrick Custardo [1]	2,000,000	6.06%	2,000,000	4.95%
Cynthia Boerum, COO [1,2]	9,000,000	27.27%	9,000,000	22.26%
Osceola Green, LLC	2,499,999	7.57%	3,999,999	6.18%

Natalie Romolt, President [2]
Dave Sanders – CFO [2]
Jeff Hranicka – CTO [2]
Michael Jeremy Pollock– Dir [2]
Kyle Wendland – CSO [2]

[1]	The persons named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct stock holdings.
[2]	The persons named above are Offices or Directors of our company

Future sales by existing stockholders

As of June 6, 2017 a total of 29,000,000 (not including factoring for 9114 shares convertible from preferred and 4,416,666 shares of common stock that may be issued pursuant to warrants, were issued to our two officers and directors and former officer, Patrick Custardo, all of which are restricted securities, as defined in Rule 144 of the General Rules, and Regulations promulgated under the Securities Act of 1933. Under Rule 144, all of these shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are seven holders of record of our common stock.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100 million Shares of Common Stock, $. 0.0001 par value, and Shares of Preferred Stock, $. 0.0001 par value. As of May 30, 2017, we have a total of 29,000,000 shares of Common Stock (not taking into account preferred shares convertible to common @ $7) and outstanding, and 638 shares of 6% Convertible Preferred Stock issued and outstanding.

40

COMMON STOCK

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 100,000,000 shares of Common stock, $ 0.0001 par value per share (the "Common Stock"). As of May 30, 2017, 29,000,000 shares of Common Stock were issued and outstanding (not taking into account preferred shares convertible to common @ $7). Upon the completion of this Offering, up to 40,425,780 shares of Common Stock will be issued and outstanding (including preferred shares equivalent to 9114  common - conversion at $7, and 4,416,666 shares which would be potentially be converted due to outstanding warrants).

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Dividends

The Company has never declared or paid cash dividends on its Shares of Common Stock. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Shares of Common Stock will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

PREFFERED STOCK

The Company has 638 Shares of its Preferred Stock issued and outstanding as of May 30, 2017, designated as "6% Convertible Preferred Stock", owned by 12 different shareholders. The rights, privileges, and preferences of this Class of Preferred Stock has been designated as follows:

CERTIFICATE OF DESIGNATION

OF CONVERTIBLE PREFERRED STOCK

$0.0001 PAR VALUEPER SHARE

Advantameds Solutions USA Fund I, Inc, (now known as Doyen Elements, Inc.) a Company organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that the following resolution was adopted by the Board of Directors of the Company (the "Board") on December 20, 2016:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the laws of the State of Nevada, and in accordance the provisions of the Articles of Incorporation and the bylaws of the Company, as amended or amended and restated through the date hereof, the Board hereby authorizes a class of the Company's previously authorized preferred stock (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences , privileges , powers and restrictions thereof as follows:

I.	NAME OF THE COMPANY

Advantameds Solutions USA Fund I, Inc, now known as Doyen Elements, Inc.

41

II.	PREFERRED SHARES - NUMBER, OFFERING PRICE, AND DIVIDENDS

A. Designation. The designation of said series of preferred stock shall be Series A Preferred Stock shares, with par value of $0.0001 per share (the "Preferred Stock").

B. Number of Shares. The number of shares of Preferred Stock authorized to be issued is Five Hundred Thousand (500,000) shares.

C. Offering Price. The Preferred Stock shall have an offering price of One Hundred Dollars ($100) per share

D. Dividends. The holders of then outstanding shares of the Preferred Stock will be entitled to receive, when, as, and if declared by the Board of Directors out of funds of the Company legally available therefore cumulative cash dividends accruing, on a daily basis from the Purchase Date (as hereinafter defined) through and including the date on which such dividends are declared, at the annual rate of Six Percent (6%) per annum simple interest on the offering price of One Hundred Dollars ($100) per share.

III.	LIQUIDATION AND REDEMPTION RIGHTS

Upon the occurrence of a Liquidation Event (as defined below), before any other distribution to holders of the Company, each holder of Preferred Stock is entitled to receive ratably any unpaid dividends declared by the Board, if any, out of funds legally available for the payment of dividends, if any. After the payment of any such unpaid dividends, if such funds are legally available, the holders of Preferred Stock are entitled to receive any remaining net assets on a pro rata basis with all other then outstanding shares. As used herein, "Liquidation Event" means (i) the liquidation, dissolution or winding-up, whether voluntary or involuntary, of the Company,

(ii) the purchase or redemption by the Company of shares of any class of stock or the merger or consolidation of the Company with or into any other Company or Companies, unless (a) the holders of the Preferred Stock receive securities of the surviving Company having substantially similar rights as the Preferred Stock and the stockholders of the Company immediately prior to such transaction are holders of at least a majority of the voting securities of the successor Company immediately thereafter (the "Permitted Merger") , unless the holders of the shares of Preferred Stock elect otherwise or (b) the sale, license or lease of all or substantially all, or any material part of, the Company's assets, unless the holders of Preferred Stock elect.

Terms of Conversion or Repurchase by the Company:

●	All 6% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 2nd, 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

●	YEAR 2: (Shareholder Conversion Option)

●	At any time during the second year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

●	The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

42

●	Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the stated value of $100.00

●	Should the Company not be listed on any Regulated Stock Exchange or NYSE Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

●	YEAR 3: (Shareholder Conversion Option)

●	At any time during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 2.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

●	The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

●	Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the stated value of $100.00

●	Should the Company not be listed on any Regulated Stock Exchange or NYSE Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

●	YEAR 4: (Optional Conversion Option)

●	At any time during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 5.0% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

43

●	The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

●	Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the stated value of $100.00

●	Should the Company not be listed on any Regulated Stock Exchange or NYSE Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

●	YEAR 5: (Optional & Mandatory Conversion Options)

●	Optional: At any time during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 6% Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

●	The Shareholder can sell the 6% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

●	Dividends on this 6% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% of the stated value of $100.00

●	Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 6% Convertible Preferred Stock for Common Stock of the Company at market price minus 7.5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

●	Should the Company not be listed on any Regulated Stock Exchange or NYSE Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

44

The Company has the Right to convert the 6% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 6% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

RELATED PARTY TRANSACTIONS

From the period of our inception through December 31, 2016, our President Mr. Geoffrey Thompson lent the Company a total of $1090.00 which was utilized for working capital purposes. As of December 31, 2016, a total of $1050.00 remained unpaid, and this sum is payable upon demand.

EXPERTS

Our financial statements for the periods from inception through December 31, 2016, included in this Offering Circular, have been audited by AJ Robbins CPA LLC, as set forth in their Report. Their Report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

We are not a party to any pending or threatened legal proceedings or disputes, and we do not anticipate the institution of any legal proceedings.

The Law Offices of Peter Berkman, Esq. PLLC has acted as our legal counsel in providing a legal opinion for this filing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular, or having given any opinion with respect to the legal matters offered herein or upon other legal matters in connection with this Offering, was employed on a contingency basis or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in the Company, or otherwise is or has been at any time connected to the Company as a promoter, Officer, Director, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

45

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which they are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Officers, Directors, and controlling purposes by our Certificate of Incorporation, our By-Laws and the laws of the State of Nevada, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We have filed with the U.S. Securities and Exchange Commission ("SEC") a Tier II Offering Circular pursuant to Regulation "A" promulgated under the Securities Act of 1933, as amended, and concurrently have filed a Registration Statement on Form 8-A pursuant to the Exchange Act of 1934, with respect to the shares to be sold in this Offering. This Offering Circular does not contain all of the information contained in the Form 1-A as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information concerning our Company and our shares of Common Stock in this Offering Circular, reference is made to the Form 1-A and the Exhibits filed therewith.

Upon the completion of this Offering, we will be subject to the information and proxy reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC pursuant to the Securities Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding Issuers that file electronically with the SEC on the EDGAR system. The address of that site is www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by our independent certifying accounting firm, AJ Robbins, CPA. Said firm is certified by the Public Company Accounting Oversight Board (PCAOB).

46

ADVANTAMEDS SOLUTIONS USA FUND I INC.

Financial Statements

December 31, 2016 and 2015

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Doyen Elements, Inc., (formerly AdvantaMeds Solutions USA Fund I, Inc.)

I have audited the accompanying balance sheets of Doyen Elements, Inc., (formerly AdvantaMeds Solutions USA Fund I, Inc.). (the Company”) as of December 31, 2015 and 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from October 21, 2015 (inception) to December 31, 2015 and for the year ended December 31, 2016. The Company’s management is responsible for these financial statements. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doyen Elements, Inc., (formerly AdvantaMeds Solutions USA Fund I, Inc.) as of December 31, 2015 and 2016, and the results of their operations and their cash flows for each of the periods then ended, in conformity with accounting principles generally accepted in the United States of America.

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

2

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 4 to the financial statements, the Company is a business that has not yet commenced planned principal operations; plans to incur significant costs in pursuit of planned business operations, has not generated any revenues or profits since inception, and has sustained a net loss of $1,050.00 for the period from October 21, 2015 (inception) to December 31, 2015 and a net loss of $63,539 for the year ended December 31, 2016. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. My opinion is not modified with respect to this matter.

/s/ AJ Robbins CPA LLC

Denver, Colorado

April 14, 2017

Except for note 9 which is April 28, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

3

ADVANTAMEDS SOLUTIONS USA FUND I INC.
BALANCE SHEETS
As of December 31, 2016 and 2015

	2016	2015
ASSETS
Current Assets:
Cash	$301	$-

Total current assets	301	-

Deferred offering costs	-	-

TOTAL ASSETS	$301	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Due to officer	$1,090	$1,050
Dividends payable	632	-

Total current liabilities	1,722	1,050

Commitments and contingencies (Note 7)	-	-

STOCKHOLDERS’ DEFICIT
Common stock, par value $0.0001; 100,000,000 shares authorized; 36,000,000 and 0 shares issued and outstanding at December 31, 2016 and 2015	3,600	-
Preferred stock, $0.0001 par value 50,000,000 shares authorized; 6% convertible preferred stock, 500,000 shares authorized; 638 and 0 shares issued and outstanding at December 31, 2016 and 2015	-	-
Additional paid in capital	60,200	-
Accumulated deficit	(65,221)	(1,050)
Total stockholders’ deficit	(1,421)	(1,050)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$301	$-

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

4

ADVANTAMEDS SOLUTIONS USA FUND I INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

	2016	2015

Revenues	$-	$-

Operating expenses:
Professional fees	698	1,050
General and administrative expenses	62,841	-
Total operating expenses	63,539	1,050

Net loss	(63,539)	(1,050)

Preferred stock dividend	(632)	-

Net loss attributed to common stockholder	$(64,171)	$(1,050)

Weighted average common shares outstanding - basic and diluted	36,000,000	-

Net loss per common share - basic and diluted	$(0.00)	$-

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

5

ADVANTAMEDS SOLUTIONS USA FUND I INC.
STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Years Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

	Common Stock		Preferred Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, October 21, 2015 (inception)	-	$-	-	$-	$-	$-	$-

Net loss	-	-	-	-	-	(1,050)	(1,050)

Balance, December 31, 2015	-	-	-	-	-	(1,050)	(1,050)

Common stock issued to founders	36,000,000	3,600	-	-	(3,600)	-	-
Sale of 6% cumulative preferred stock	-	-	638	-	63,800	-	63,800
Preferred stock dividend	-	-	-	-	-	(632)	(632)
Net loss	-	-	-	-	-	(63,539)	(63,539)

Balance, December 31, 2016	36,000,000	$3,600	$638	$-	$62,200	$(65,221)	$(1,421)

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

6

.

ADVANTAMEDS SOLUTIONS USA FUND I INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(63,539)	$(1,050)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in due to officer	40	1,050

Net cash used in operating activities	(63,499)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock	63,800	-
Net cash provided by financing activities	63,800	-

NET INCREASE IN CASH	301	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$301	$-

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these financial statements

7

ADVANTAMEDS SOLUTIONS USA FUND I INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

Note 1 – Organization and Basis of Presentation

Organization and Line of Business

AdvantaMeds Solutions USA Fund I Inc. (the “Company”) is a corporation organized on October 21, 2015 under the laws of Nevada. The Company plans to lease real estate properties and cannabis production equipment, and enter in joint ventures with established licensed cannabis companies where the Company will be an equity stockholder in each company. The Company has not yet commenced planned principal operations nor generated revenue as of December 31, 2016. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company has elected to adopt early application of Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

The Company adopted the calendar year as its basis of reporting.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management.

Revenue and Cost Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. No revenues have been earned or recognized as of December 31, 2016. Expenses are recognized as incurred.

8

ADVANTAMEDS SOLUTIONS USA FUND I INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no potentially dilutive securities outstanding during the year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015, except for the 638 shares of 6% Convertible Preferred Stock outstanding at December 31, 2016. Due to the net loss incurred during year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015 all instruments convertible into common stock would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss per share for year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015.

Note 3 – Stockholders’ Equity

The Company authorized 150,000,000 shares of capital stock with consists of 100,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share.

6% Convertible Preferred Stock

The Company has designated 500,000 shares of the preferred stock as 6% Convertible Preferred Stock. Dividends on the 6% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00, and a shareholder can sell the shares of 6% Convertible Preferred Stock back to the Company at any time after two (2) years for the full face value of the shares plus any accrued interest, though the Company has no obligation to purchase the shares.

9

ADVANTAMEDS SOLUTIONS USA FUND I INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

All shares of 6% Convertible Preferred Stock must be converted to shares common stock, either in the second, third, fourth or fifth year under the following terms and conditions at the shareholder’s option:

Year 2: (Shareholder Conversion Option)

At any time during the second year of the investment, a shareholder may choose on the first business day of each month to convert each share of the 6% Convertible Preferred Stock into common stock at the market price of the common stock at the time of conversion/closing. The closing price will be the weighted average price of the common stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Year 3: (Shareholder Conversion Option)

At any time during the third year of the investment, a shareholder may choose on the first business day of each month to convert each share of the 6% Convertible Preferred Stock into common stock at the market price minus 2.5% of the common stock at time of conversion/closing. The closing price will be the weighted average price of the common stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Year 4: (Shareholder Conversion Option)

At any time during the fourth year of the investment, a shareholder may choose on the first business day of each month to convert each share of the 6% Convertible Preferred Stock into common stock at the market price minus 5% of the common stock at time of conversion/closing. The closing price will be the weighted average price of the common stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Year 5: (Optional & Mandatory Conversion Option)

At any time during the fourth year of the investment, a shareholder may choose on the first business day of each month to convert each share of the 6% Convertible Preferred Stock into common stock at the market price minus 7.5% of the common stock at time of conversion/closing. The closing price will be the weighted average price of the common stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Note 4 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues or profits since inception, and has sustained net losses of $63,539 and $1,050 for year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015, respectively. The Company’s ability to continue as a going concern for the next twelve (12) months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and its ability to obtain additional capital financing from investors. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management plans to raise additional equity capital to the Company as necessary to fund expenditures until the Company’s planned principal operations can generate sufficient cash flows to sustain operations. No assurance can be made that these efforts will be successful and sustain the Company for a reasonable period of time.

Note 5 – Related Party Transactions

Certain expenses of the Company for year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015 were advanced by a related party company. As of December 31, 2016 and 2015, the Company owed Geoff Thompson, CEO, $1,090 and $1,050, respectively, for expenses paid on its behalf, which are included in due to officer on the balance sheet.

10

ADVANTAMEDS SOLUTIONS USA FUND I INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

Note 6 – Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A full valuation allowance is established against all net deferred tax assets as of December 31, 2016 based on estimates of recoverability. While the Company has optimistic plans for its business strategy, it determined that such a valuation allowance was necessary given the current and expected near term losses and the uncertainty with respect to its ability to generate sufficient profits from its business model. Because of the impacts of the valuation allowance, there was no income tax expense or benefit for the year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015.

A reconciliation of the differences between the effective and statutory income tax rates for the year ended December 31, 2016 and for the period from October 21, 2015 (inception) to December 31, 2015:

	2016		2015
	Amount	Percent	Amount	Percent

Federal statutory rates	$(21,960)	34.0%	$(357)	34.0%
State income taxes	(3,230)	5.0%	-	0.0%
Valuation allowance against net deferred tax assets	25,190	-39.0%	357	-34.0%
Effective rate	$-	0.0%	$-	0.0%

At December 31, 2016 and 2015, the significant components of the deferred tax assets are summarized below:

	2016	2015
Deferred income tax asset
Net operation loss carryforwards	$25,547	$357
Total deferred income tax asset	25,547	357
Less: valuation allowance	(25,547)	(357)
Total deferred income tax asset	$-	$-

The valuation allowance increased by $25,190 and $357 in 2016 and 2015, respectively, as a result of the Company generating additional net operating losses.

The Company has recorded as of December 31, 2016 a valuation allowance of $25,547, as it believes that it is more likely than not that the deferred tax assets will not be realized in future years. Management has based its assessment on the Company’s lack of profitable operating history.

The Company conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2016 and 2015.

The Company has net operating loss carry-forwards of $65,639. Such amounts are subject to IRS code section 382 limitations and expire in 2031. The 2016 and 2015 tax years are still subject to audit.

11

ADVANTAMEDS SOLUTIONS USA FUND I INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

Note 7 – Commitments and Contingencies

Equity Purchase Agreement

The Company is currently negotiating an equity purchase agreement with four (4) individuals for the purchase of sixteen (16) limited liability companies incorporated in Colorado and Arizona. The companies provide services, development and equipment for the cannabis industry.

Note 8 – Recent Accounting Pronouncements

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. ASU 2014-15 requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of this accounting standard update on its financial statements and disclosures.

12

ADVANTAMEDS SOLUTIONS USA FUND I INC.

NOTES TO FINANCIAL STATEMENTS

For the Year Ended December 31, 2016 and for the Period from October 21, 2015 (inception) to December 31, 2015

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Note 9 – Subsequent Event

On April 20, 2017, the Company entered into an equity purchase agreement with five individuals (collectively, the “Sellers”) pursuant to which the Company agreed to purchase the membership interests held by the Sellers in 14 Colorado limited liability companies and two Arizona limited liability companies in consideration for the aggregate purchase of $15,997,500, subject to adjustment. The purchase price is payable as follows:

●	$150,000 on or before May 5, 2017;
●	$150,000 on or before June 30, 2017;
●	$8,000,000 on or before September 1, 2017;
●	$3,000,000 on or before December 1, 2017; and
●	$4,697,500 on or before February 1, 2018.

In addition, on April 28, 2017, in connection with the equity purchase agreement mentioned above, the Company issued 4,416,666 warrants to purchase shares of the Company’s common stock. The exercise price is $0.00 per shares and the warrants expire on April 28, 2022. The warrants were issued for consideration and accommodations related to a series of transactions regarding the purchase and lease back of real property.

13

AVACASS, LLC AND RELATED ENTITIES

Combined Financial Statements

December 31, 2016 and 2015

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of AVACASS, LLC AND RELATED ENTITIES

I have audited the accompanying combined financial statements of AVACASS, LLC AND RELATED ENTITIES, which comprise the combined balance sheets as of December 31, 2015 and 2016, and the related combined statements of operations, statements of, members’ interests and cash flows for the years then ended and the related notes to the financial statements.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of AVACASS, LLC AND RELATED ENTITIES, as of December 31, 2015 and 2016, and the combined results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ AJ Robbins CPA LLC
Denver, Colorado

May 18, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

2

AVACASS, LLC AND RELATED ENTITIES

COMBINED BALANCE SHEETS

As of December 31, 2016 and 2015

	2016	2015
ASSETS

Current Assets:
Cash	$29,145	$32,488
Accounts receivable, net	399,137	161,162
Other receivable	-	49,524
Inventory	302,883	116,634
Prepaid expenses and other current assets	5,304	11,331

Total current assets	736,469	371,139

Property and equipment, net	5,073,104	5,213,710

TOTAL ASSETS	$5,809,573	$5,584,849

LIABILITIES AND MEMBERS' INTEREST

Current Liabilities:
Accounts payable	$219,259	$271,453
Accrued expenses	13,883	44,633
Due to Todays Health Care	573,398	372,262
Due to related parties	1,278,180	1,002,764
Notes payable	353,050	45,198

Total current liabilities	2,437,770	1,736,310

Notes payable, net of current portion	2,717,398	3,074,721

TOTAL LIABILITIES	5,155,168	4,811,031

Commitments and contingencies (Note 8)	-	-

MEMBERS' INTEREST
Members contributions	801,239	800,019
Accumulated deficit	(146,834)	(26,201)
Total members' interest	654,405	773,818
TOTAL LIABILITIES AND MEMBERS’ INTEREST	$5,809,573	$5,584,849

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

3

AVACASS, LLC AND RELATED ENTITIES

COMBINED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016 and 2015

	2016	2015

Revenues:
Rental income	$914,913	$844,295
Services income	135,358	125,987
Retail sales	3,781,424	2,717,170
Total revenues	4,831,695	3,687,452

Operating expenses:
Cost of retail sales	2,906,303	2,338,557
General and administrative expenses	1,026,752	822,856
Total operating expenses	3,933,055	3,161,413

Income from operations	898,640	526,039

Other income (expense):
Interest expense	(209,913)	(170,630)
Other income	19,374	4,860
Total other income (expense)	(190,539)	(165,770)

Net income	$708,101	$360,269

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

4

AVACASS, LLC AND RELATED ENTITIES

COMBINED STATEMENT OF MEMBERS' INTEREST

For the Years Ended December 31, 2016 and 2015

		Retained
		Earnings/	Total
	Members	(Accumulated	Members’
	Contributions	Deficit)	Interest

Balance, January 1, 2015	$649,619	$536,944	$1,186,563

Members contributions	150,400		150,400
Distributions		(923,414)	(923,414)
Net income		360,269	360,269

Balance, December 31, 2015	800,019	(26,201)	773,818

Members contributions	1,220		1,220
Distributions		(828,734)	(828,734)
Net income		708,101	708,101

Balance, December 31, 2016	$801,239	$(146,834)	$654,405

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements

5

AVACASS, LLC AND RELATED ENTITIES

COMBINED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016 and 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$708,101	$360,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	169,863	140,200
Loss on disposal of equipment	14,602	-
Changes in operating assets and liabilities:
Accounts receivable	(237,975)	(95,277)
Inventory	(186,249)	-
Prepaid expenses and other current assets	6,027	(545)
Accounts payable	(52,194)	237,243
Accrued expenses	(30,750)	(21,185)

Net cash provided by operating activities	391,425	620,705

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment on other receivable	49,524	47,310
Purchase of property and equipment	(43,859)	(1,103,791)
Net cash used in investing activities	5,665	(1,056,481)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Todays Health Care	201,136	273,517
Advances from related parties	275,416	991,762
Members contributions	1,220	150,400
Distributions	(828,734)	(923,414)
Payments on notes payable	(49,471)	(45,200)
Net cash provided by (used in) financing activities	(400,433)	447,065

NET INCREASE (DECREASE) IN CASH	(3,343)	11,289

CASH, BEGINNING OF PERIOD	32,488	21,199

CASH, END OF PERIOD	$29,145	$32,488

CASH PAID FOR:
Interest	$209,913	$170,630
Income taxes	$-	$-

SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of notes payable for property	$-	$2,292,000

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

6

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 1 - Basis of Presentation, Organization and Lines of Business

Basis of Presentation and Organization

The accompanying combined financial statements include the accounts of the following entities:

	State of	Date of
Name	Incorporation	Incorporation

AvaCass, LLC	Colorado	February 10, 2014
AzCo North, LLC	Colorado	March 2, 2012
Joncass, LLC	Colorado	February 23, 2013
CoAZ North, LLC	Colorado	February 25, 2013
CMJD, LLC	Colorado	October 14, 2013
CassJo, LLC	Colorado	November 7, 2012
CJMColorado2, LLC	Colorado	July 29, 2014
EliCass, LLC	Colorado	May 6, 2015
D&M Transport, LLC	Colorado	March 15, 2012
Hydroponics Depot, LLC	Arizona	August 6, 2010

The above entities have been combined in this financial statement presentation as the majority owner of each entity is the same individual. The entities are hereafter referred to as the “Company.”

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Line of Business

The Company owns real property that it currently leases to tenants in the cannabis industry, operates a retail recreational and medical cannabis store in Phoenix, Arizona and provides transportation services to its tenants’ customers. All of the Company’s business activities are in the cannabis industry.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less. At December 31, 2016 and 2015, the Company did not have any cash equivalents.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As of December 31, 2016 and 2015, the allowance for doubtful accounts was $0 and $0, respectively.

7

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Other receivable

In 2014, the Company sold equipment to an unrelated third party. The purchase price is being paid in monthly installments of $4,615. The balance was fully paid in 2016.

Inventory

Inventory is valued at the lower of the inventory’s cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. As of December 31, 2016 and 2015, there was an allowance for slow moving or obsolete inventory of $0 and $0, respectively. The Company’s entire inventory at December 31, 2016 and 2015 was finished goods inventory.

Concentrations

The Company leases real property to Todays Health Care, LLC and Todays Health Care II, LLC (collectively “Todays Health Care”). All of the Company’s rental income and services income for the years ended December 31, 2016 and 2015 are from Todays Health Care. At December 31, 2016 and 2015, 44% and 100% of the Company’s accounts receivable was from Todays Health Care.

Property and Equipment, net

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When furniture and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of furniture and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Building and Improvements	30 years
Leasehold improvements	7 years
Furniture and fixtures	5 years
Equipment	7 years
Vehicles	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review as of December 31, 2016 and 2015, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses and advances, the carrying amounts approximate their fair values due to their short maturities.

8

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

As of December 31, 2016 and 2015, respectively, the Company did not identify any assets or liabilities required to be presented on the balance sheet at fair value.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. Rental income is recognized on a monthly basis based on existing lease agreements with customers. Services income is recognized as services are performed to benefit its tenants’ customers. Retail sales are recognized at the point of sale to the customer.

Income Taxes

The Company is classified as a partnership for federal and state income tax purposes. Therefore, all income is required to be reported on the individual members’ income tax returns. A partnership is not a taxpaying entity for income tax purposes. Accordingly, no income tax expense has been recorded in the combined financial statements.

Under Financial Accounting Standards Board ASC 740 “Income Taxes” (“ASC 740”), an uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Based on management’s analysis, the Company did not record a provision for uncertain tax positions during the years ended December 31, 2016 and 2015. The open tax years are 2014, 2015 and 2016.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This pronouncement is effective for annual reporting periods beginning after December 15, 2016, and is to be applied using one of two retrospective application methods, with early application not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its financial statements.

9

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share Based Payment Accounting, to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The guidance will be effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its statements of cash flows.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

10

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 4 – Property and Equipment

The following are the details of the property and equipment as of December 31, 2016 and 2015:

	2016	2015

Land	$1,132,319	$1,132,319
Building and improvements	4,183,226	4,178,568
Leasehold improvements	22,733	22,733
Furniture and fixtures	24,251	24,251
Equipment	35,470	35,470
Vehicles	62,229	86,028
	5,460,228	5,479,369
Less accumulated depreciation	(387,124)	(265,659)
Property and equipment, net	$5,073,104	$5,213,710

Depreciation expense for the years ended December 31, 2016 and 2015 was $169,863 and $140,200, respectively.

Note 5 – Due to Todays Health Care

Due to Todays Health Care are advances received to by the Company that are non-interest bearing and payable upon demand.

Note 6 – Due to Related Parties

Due to related parties are advances received to by the Company that are non-interest bearing and payable upon demand. The majority of the amount due to related parties is due to the Company’s majority owner.

Note 7 – Notes Payable

Notes payable as of December 31, 2016 and 2015 consisted of the following:

	2016	2015

Note payable accrues interest at 6% per annum; monthly interest only payments; principal payment of $300,000, $400,000 and $1,257,000 due on January 30, 2017, 2018 and 2019, respectively; secured by land and building	$1,957,000	$1,957,000

Note payable accrues interest at 8.5% per annum; monthly principal and interest payments of $2,493; due February 2023; secured by land and building	136,026	151,428

Note payable accrues interest at 6.0% per annum; monthly principal and interest payments of $1,439; unpaid principal balance due June 2018; secured by land and building	228,669	232,103

Note payable accrues interest at 6.0% per annum; monthly principal and interest payments of $1,505; unpaid principal balance due December 2018; secured by land and building	191,578	197,928

Note payable accrues interest at 10.2% per annum; monthly principal and interest payments of $4,400; due March 2023; secured by land and building	222,175	246,460

Note payable accrues interest at 6% per annum; monthly interest only payments of $1,675; principal payment of $335,000 due October 2020; secured by land and building	335,000	335,000
Total	3,070,448	3,119,919
Less current portion	353,050	45,198
Long-term portion	$2,717,398	$3,074,721

11

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Aggregate future maturities of notes payable as of December 31, 2016 are as follows:

Years ending December 31,
2017	$353,050
2018	858,566
2019	1,311,000
2020	394,865
2021	66,369
Thereafter	86,598
$3,070,448

The weighted average interest rates on outstanding notes payable was 6.4%

Note 8 – Commitments and Contingencies

Cannnbis Industry

The Company leases real estate properties to licensed cannabis companies. The sale of cannabis related products has been approved by several states, but is currently in violation of federal law. If federal law is enforced by the United States government, it would have a negative impact on the cannabis industry and could significantly impact the Company’s ability to continue to operate.

Leases

The Company leases its retail store location in Phoenix, Arizona under a non-cancelable operating lease that expires in May 2019. Rent expense for the years ended December 31, 2016 and 2015 was $47,122 and $40,630, respectively.

Aggregate future rental payments under this operating lease as of December 31, 2016 are as follows:

Years ending December 31,
2017	$50,988
2018	52,008
2019	21,848
$124,844

12

AVACASS, LLC AND RELATED ENTITIES

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Sale of the Company

The Company and its members have entered into an agreement with AdvantaMeds Solutions USA Fund I, Inc. (“AdvantaMeds”) to sell 100% of the equity interest of the Company to AdvantaMeds.

Note 9 – Rental Income

The Company currently leases real property to Todays Health Care under operating leases that expire at various dates through September 2020.

Aggregate future rental income under current lease arrangements are as follows:

Years ending December 31,
2017	$926,193
2018	869,800
2019	343,600
2020	135,000
$2,274,593

Note 10 – Subsequent Events

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from January 1, 2017 to May 18, 2017. The Company did not have any material recognizable subsequent events during this period.

13

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

Combined Financial Statements

December 31, 2016 and 2015

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NATIONAL DEVELOPMENT SERVICES, LLC AND FINANCIAL & DEVELOPMENT SERVICES, LLC

I have audited the accompanying combined financial statements of NATIONAL DEVELOPMENT SERVICES, LLC AND FINANCIAL & DEVELOPMENT SERVICES, LLC which comprise the combined balance sheets as of December 31, 2015 and 2016, and the related combined statements of operations, statements of, members’ interests and cash flows for the years then ended and the related notes to the financial statements.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. My audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of NATIONAL DEVELOPMENT SERVICES, LLC AND FINANCIAL & DEVELOPMENT SERVICES, LLC, as of December 31, 2015 and 2016, and the combined results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ AJ Robbins CPA LLC
Denver, Colorado

May 18, 2017

aj@ajrobbins.com

3773 Cherry Creek North Drive, Suite 575 East, Denver, Colorado 80209

(B)303-331-6190 (M)720-339-5566 (F)303-845-9078

2

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

COMBINED BALANCE SHEETS

As of December 31, 2016 and 2015

	2016	2015
ASSETS
Current Assets:
Cash	$20,821	$39,771
Accounts receivable	140,059	85,207
Prepaid expenses and other current assets	-	3,075

Total current assets	160,880	128,053

Property and equipment, net	454,061	633,135

TOTAL ASSETS	$614,941	$761,188

LIABILITIES AND MEMBERS' INTEREST

Current Liabilities:
Accounts payable	$6,609	$6,041
Accrued expenses	54,900	50,000
Due to Todays Health Care	120,163	88,994
Notes payable	2,295	2,970

Total current liabilities	183,967	148,005

Notes payable, net of current portion	2,697	23,975

TOTAL LIABILITIES	186,664	171,980

Commitments and contingencies (Note 7)	-	-

MEMBERS' INTEREST
Members contributions	822,716	822,716
Accumulated deficit	(394,439)	(233,508)
Total members' interest	428,277	589,208
TOTAL LIABILITIES AND MEMBERS' INTEREST	$614,941	$761,188

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

3

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

COMBINED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2016 and 2015

	2016	2015
Revenues:
Rental Income	$72,000	$72,000
Management fees	298,600	259,200
Total revenues	370,600	331,200

Operating expenses:
General and administrative expenses	475,734	446,047
Total operating expenses	475,734	446,047

Loss from operations	(105,134)	(114,847)

Other income (expense):
Interest expense	(729)	(2,180)
Other income (expense)	(2,781)	3
Total other income (expense)	(3,510)	(2,177)

Net loss	$(108,644)	$(117,024)

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

4

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

COMBINED STATEMENT OF MEMBERS' INTEREST

For the Years Ended December 31, 2016 and 2015

		Retained
		Earnings/	Total
	Members	(Accumulated	Members’
	Contributions	Deficit)	Interest

Balance, January 1, 2015	$822,716	$(63,237)	$759,479

Distributions		(53,247)	(53,247)
Net loss		(117,024)	(117,024)

Balance, December 31, 2015	822,716	(233,508)	589,208

Distributions		(52,287)	(52,287)
Net loss		(108,644)	(108,644)

Balance, December 31, 2016	$822,716	$(394,439)	$428,277

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

5

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

COMBINED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2016 and 2015

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(108,644)	$(117,024)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	164,502	160,799
Loss on disposal of equipment	15,106	-
Changes in operating assets and liabilities:
Accounts receivable	(54,852)	(2,607)
Inventory	-	-
Prepaid expenses and other current assets	3,075	(3,075)
Accounts payable	568	5,541
Accrued expenses	4,900	-

Net cash provided by operating activities	24,655	43,634

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(534)	(35,430)
Net cash used in investing activities	(534)	(35,430)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Todays Health Care	31,169	21,077
Advances from related parties	-	-
Members contributions	-	-
Distributions	(52,287)	(53,247)
Proceeds from notes payable	-	29,916
Payments on notes payable	(21,953)	(2,971)
Net cash used in financing activities	(43,071)	(5,225)

NET INCREASE (DECREASE) IN CASH	(18,950)	2,979

CASH, BEGINNING OF PERIOD	39,771	36,792

CASH, END OF PERIOD	$20,821	$39,771

CASH PAID FOR:
Interest	$729	$2,180
Income taxes	$-	$-

See Independent Auditor’s Report and accompanying footnotes, which are an integral part of these combined financial statements.

6

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 1 - Basis of Presentation, Organization and Lines of Business

Basis of Presentation and Organization

The accompanying combined financial statements include the accounts of National Development Services, LLC and Colorado Financial & Development Services, LLC. These two entities have been combined in this financial statement presentation as the majority owner of each entity is the same individual. The entities are hereafter referred to as the “Company.”

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Line of Business

The Company provides management services to entities that operate in the cannabis industry and generates rental income from leasing equipment. All of the Company’s business activities are in the cannabis industry.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less. At December 31, 2016 and 2015, the Company did not have any cash equivalents.

Accounts Receivable

The Company grants credit to customers under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company provides an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. As of December 31, 2016 and 2015, the allowance for doubtful accounts was $0 and $0, respectively.

Concentrations

The Company provides management services to Todays Health Care, LLC and Todays Health Care II, LLC (collectively “Todays Health Care”). All of the Company’s management fees for the years ended December 31, 2016 and 2015 are from Todays Health Care. In addition, all of the Company rental income for the years ended December 31, 2016 and 2015 are come another unrelated entity. At December 31, 2016 and 2015, 100% of the Company’s accounts receivable was from Todays Health Care and the other unrelated entity.

7

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Property and Equipment, net

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and improvements are capitalized. When furniture and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of furniture and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Leasehold improvements	7 years
Furniture and fixtures	5 years
Vehicles	5 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review as of December 31, 2016 and 2015, the Company believes there was no impairment of its long-lived assets.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash, accounts receivable, other receivables, accounts payable, accrued expenses and advances, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology use one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

As of December 31, 2016 and 2015, respectively, the Company did not identify any assets or liabilities required to be presented on the balance sheet at fair value.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605, Revenue Recognition, only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the services have been provided, and collectability is assured. Rental income is recognized on a monthly basis based on existing lease agreement with its customer. Management fees are recognized on a monthly basis as services are performed based on current agreements.

8

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Income Taxes

The Company is classified as a partnership for federal and state income tax purposes. Therefore, all income is required to be reported on the individual members’ income tax returns. A partnership is not a taxpaying entity for income tax purposes. Accordingly, no income tax expense has been recorded in the combined financial statements.

Under Financial Accounting Standards Board ASC 740 “Income Taxes” (“ASC 740”), an uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Based on management’s analysis, the Company did not record a provision for uncertain tax positions during the years ended December 31, 2016 and 2015. The open tax years are 2014, 2015 and 2016.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. This pronouncement is effective for annual reporting periods beginning after December 15, 2016, and is to be applied using one of two retrospective application methods, with early application not permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2014-09 on its financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. This update is effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. The Company does not anticipate the adoption of this ASU will have a significant impact on its financial position, results of operations, or cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in ASU No. 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its financial statements.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share Based Payment Accounting, to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The guidance will be effective for annual periods beginning after December 15, 2016 and interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its statements of cash flows.

9

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this newly issued guidance to its financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Note 4 – Property and Equipment

The following are the details of the property and equipment as of December 31, 2016 and 2015:

	2016	2015

Leasehold improvements	$837,501	$837,501
Furniture and fixtures	199,035	198,501
Vehicles	-	23,012
	1,036,536	1,059,014
Less accumulated depreciation	(582,475)	(425,879)
Property and equipment, net	$454,061	$633,135

Depreciation expense for the years ended December 31, 2016 and 2015 was $164,502 and $160,799, respectively.

Note 5 – Due to Todays Health Care

Due to Todays Health Care are advances received to by the Company that are non-interest bearing and payable upon demand.

10

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 6 – Notes Payable

Notes payable as of December 31, 2016 and 2015 consisted of the following:

	2016	2015
Note payable accrues interest at 12.5% per annum; monthly principal and interest payments of $191; unpaid principal balance due December 2019; secured by equipment	$4,992	$7,310
Note payable accrues interest at 6.0% per annum; monthly principal and interest payments of $531; unpaid principal balance due April 2019; secured by vehicle; amount was fully paid in 2016	-	19,635
Total	4,992	76,945
Less current portion	2,295	52,970
Long-term portion	$2,697	$23,975

Aggregate future maturities of notes payable as of December 31, 2016 are as follows:

Years ending December 31,
2017	$2,295
2018	2,697
$4,992

The weighted average interest rates on outstanding notes payable was 6.0%

Note 7 – Commitments and Contingencies

Cannnbis Industry

The Company leases real estate properties to licensed cannabis companies. The sale of cannabis related products has been approved by several states, but is currently in violation of federal law. If federal law is enforced by the United States government, it would have a negative impact on the cannabis industry and could significantly impact the Company’s ability to continue to operate.

Leases

The Company leases its office space in Colorado Spring, Colorado for $2,457 per month under a non-cancelable operating lease that expires in August 2017. Rent expense for the years ended December 31, 2016 and 2015 was $39,823 and $40,839, respectively.

Sale of the Company

The Company and its members have entered into an agreement with AdvantaMeds Solutions USA Fund I, Inc. (“AdvantaMeds”) to sell 100% of the equity interest of the Company to AdvantaMeds.

11

NATIONAL DEVELOPMENT SERVICES, LLC

AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC

NOTES TO COMBINED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

Note 8 – Rental Income and Management Fees

The Company currently leases equipment to an unrelated party and provides management services to Todays Health Care under agreements that expire at various dates through October 2018.

Aggregate future rental income and management fees under current agreements are as follows:

Years ending December 31,
2017	$212,000
2018	60,000
$272,000

Note 9 – Subsequent Events

Pursuant to ASC 855-10, the Company has evaluated all events or transactions that occurred from January 1, 2017 to May 18, 2017. The Company did not have any material recognizable subsequent events during this period.

12

ADVANTAMEDS SOLUTIONS USA FUND I INC.

AVACASS, LLC AND RELATED ENTITIES

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC AND

NGS CONSULTING, LLC

Unaudited Pro Forma Financial Statements

December 31, 2016

ADVANTAMEDS SOLUTIONS USA FUND I INC.

AVACASS, LLC AND RELATED ENTITIES

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC AND

NGS CONSULTING, LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 20, 2017, AdvantaMeds Solutions USA Fund I Inc. (“AdvanatMeds”) entered into an equity purchase agreement with the owners of the following companies (collectively, the “Companies”):

State of
Name	Incorporation

AvaCass, LLC	Colorado
AzCo North, LLC	Colorado
Joncass, LLC	Colorado
CoAZ North, LLC	Colorado
CMJD, LLC	Colorado
CassJo, LLC	Colorado
CJMColorado2, LLC	Colorado
EliCass, LLC	Colorado
D&M Transport, LLC	Colorado
Hydroponics Depot, LLC	Arizona
National Development Services, LLC	Colorado
Colorado Financial & Development Services, LLC	Colorado
NGS Consulting, LLC	Colorado

Pursuant to the equity purchase agreement, AdvantaMeds agreed to purchase the membership interests in the Companies in consideration for the aggregate purchase of $15,997,500, subject to adjustment. The purchase price is payable as follows:

●	$150,000 on or before May 5, 2017;
●	$150,000 on or before June 30, 2017;
●	$8,000,000 on or before September 1, 2017;
●	$3,000,000 on or before December 1, 2017; and
●	$4,697,500 on or before February 1, 2018.

The accompanying pro forma combined financial statements as of December 31, 2016 and for the years ended December 31, 2016 have been combined to present the financial results of all the acquired Companies in one set of financial statements.

Below is a description of the adjusting entries:

a)	to eliminate intercompany transactions
b)	to record the $15,997,500 from the issuance of common stock of AdvantaMeds
c)	to record goodwill resulting from the purchase of the Companies and to eliminate the equity sections of the Companies.

2

ADVANTAMEDS SOLUTIONS USA FUND I INC.

AVACASS, LLC AND RELATED ENTITIES

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC AND

NGS CONSULTING, LLC

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2016

	AdvantaMeds	AvaCass	NDS	NGS	Pro forma Adjustments			Pro forma Consolidated
	(historical)	(historical)	(historical)	(historical)
ASSETS

Current Assets:
Cash	$301	$29,145	$20,821	$1,184		$		$51,451
Accounts receivable, net		396,917	140,059			(81,211)	a	455,765
Inventory		266,233						266,233
Prepaid expenses and other current assets		5,304						5,304

Total current assets	301	697,599	160,880	1,184		(81,211)		778,753

Property and equipment, net		5,073,104	454,061	27,101				5,554,266
Goodwill						14,921,373	c	14,921,373

TOTAL ASSETS	$301	$5,770,703	$614,941	$28,285		$14,840,162		$21,254,392

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$	$219,259	$6,609	$	$			$225,868
Accrued expenses		13,883	54,900					68,783
Due to Todays Health Care		573,398	120,163					693,561
Due to related parties	1,090	1,266,180	-	7,970		(81,211)	a	1,194,029
Notes payable		353,050	2,295					355,345
Dividends payable	632							632

Total current liabilities	1,722	2,425,770	183,967	7,970		(81,211)		2,538,218

Notes payable, net of current portion		2,717,398	2,697					2,720,095

TOTAL LIABILITIES	1,722	5,143,168	186,664	7,970		(81,211)		5,258,313

STOCKHOLDERS' DEFICIT
Common stock, par value $0.001; 100,000,000 shares authorized; 36,000,000 and 0 shares issued and outstanding at December 31, 2016 and 2015	36,000							36,000
Members interest		801,239	822,716	20,555		(1,644,510)	c	-
Preferred stock, $0.001 par value 50,000,000 shares authorized; 6% convertible preferred stock, 500,000 shares authorized; 638 and 0 shares issued and outstanding at December 31, 2016 and 2015	1							1
Additional paid in capital	27,799					15,997,500	b	16,025,299
Accumulated deficit	(65,221)	(173,704)	(394,439)	(240)		568,383	c	(65,221)
Total stockholders' deficit	(1,421)	627,535	428,277	20,315		14,921,373		15,996,079
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$301	$5,770,703	$614,941	$28,285		$14,840,162		$21,254,392

See accompanying headnote.

3

ADVANTAMEDS SOLUTIONS USA FUND I INC.

AVACASS, LLC AND RELATED ENTITIES

NATIONAL DEVELOPMENT SERVICES, LLC AND COLORADO FINANCIAL & DEVELOPMENT SERVICES, LLC AND

NGS CONSULTING, LLC

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2016

	AdvantaMeds	AvaCass	NDS	NGS	Pro forma Adjustments		Pro forma Consolidated
	(historical)	(historical)	(historical)	(historical)

Revenues:
Rental income	$	$916,893	$72,000	$	$(72,000)	a	$916,893
Services income		135,358	298,600				433,958
Retail sales		3,704,723					3,704,723
Total revenues	-	4,756,974	370,600	-	(72,000)		5,055,574

Operating expenses:
Cost of retail sales		3,062,072					3,062,072
General and administrative expenses	63,539	1,035,527	475,734	240	(72,000)	a	1,503,040
Total operating expenses	63,539	4,097,599	475,734	240	(72,000)		4,565,112

Income from operations	(63,539)	659,375	(105,134)	(240)	-		490,462

Other income (expense):
Interest expense		(209,913)	(729)				(210,642)
Other income		19,374	(2,781)				16,593
Total other income (expense)	-	(190,539)	(3,510)	-	-		(194,049)

Net income (loss)	(63,539)	468,836	(108,644)	(240)	-		296,413

Preferred stock dividend	(632)						(632)

Net income (loss) attributed to common stockholder	$(64,171)						$295,781

Weighted average common shares outstanding - basic and diluted	36,000,000						36,000,000

Earnings (loss) per common share - basic and diluted	$(0.00)						$0.01

See accompanying headnote.

4

EXHIBITS:

EXHIBIT	DESCRIPTION	PAGES
A	Articles of Incorporation Doyen Elements Inc.	Previously Filed
B	By-Laws of the Company Doyen Elements Inc.	Filed herewith
C	Certificate of Designation of 6% Convertible Preferred Stock Doyen Elements Inc.	Previously Filed
D	Equity Purchase Agreement Doyen Elements Inc.	Previously Filed
E	Employment Agreement with Geoffrey Thompson Doyen Elements Inc.	Filed herewith
F	Employment Agreement with Cynthia Boerum Doyen Elements Inc.	Filed herewith
G	Financial Advisory Agreement with Wellington-Shields Doyen Elements Inc.	Previously Filed
H	Agreement with Stock Transfer Agent Doyen Elements Inc.	Previously Filed
I	Common Stock Subscription Agreement Doyen Elements Inc.	To be filed supplemental
J	Preferred Stock Subscription Agreement Doyen Elements Inc.	Previously Filed
K	Escrow Agreement with Peter Berkman, Esq Doyen Elements Inc.	To be filed supplemental
L	Legal Opinion of Counsel and Consent Doyen Elements Inc.	Filed herewith
M	Consent and Opinion of Auditor Doyen Elements Inc.	Filed herewith
N	Form 8A	To be Filed supplemental
O	Patrick Custardo Retirement Letter	Filed herewith
P	Company Name Change	Filed herewith
Q	Osceola US Warrant Kenneth Thomas Sr	Filed herewith
R	Osceola US Warrant Osceola Green LLC	Filed herewith
S	Osceola US Warrant Osceola Green Equity Holdings LLC	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort, State of Illinois, on June 16, 2017.

DOYEN ELEMENTS, INC.

By:	/s/ Geoff Thompson
Geoff Thompson, Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Geoff Thompson or Cynthia Boerum his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Geoff Thompson	Chief Executive Officer	June 16, 2017

/s/Cynthia Boerum	Chief Operating Office	June 16, 2017